UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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USCB Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 17, 2023

Dear Shareholder:

Notice is hereby given that an Annual Meeting of the shareholders of USCB Financial Holdings, Inc. will be held on Monday, May 22, 2023 at 10:00 a.m., Eastern time. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting https://meetnow.global/MZM4U2L.

There is no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting physically in-person. The Annual Meeting will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the Annual Meeting prior to the start time. The platform includes functionality that affords shareholders the same meeting participation rights and opportunities they would have at an in-person meeting, while also allowing our shareholders to participate from any location with Internet connectivity that is convenient for them. Participants should allow ample time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of the accompanying proxy statement for more details on how to attend the Annual Meeting. At the Annual Meeting, you will be asked to act on the proposals set forth on the attached Notice of Annual Meeting of Shareholders.

Shareholders of record at the close of business on the voting Record Date, April 6, 2023, are entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented and voted at the meeting.

On behalf of the Board of Directors and all of the employees of USCB Financial Holdings, I thank you for your continued interest and support.

If you have any questions or need assistance in voting your shares, please contact Jalal “Jay” Shehadeh, Secretary of the Board of Directors, at 305-715-5256 or by email at investorrelations@uscentury.com.

By Order of the Board of Directors,

Luis de la Aguilera

President and CEO

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE BY PROXY BY CASTING YOUR VOTE.

USCB FINANCIAL HOLDINGS, INC. 2301 N.W. 87th Avenue Doral, Florida 33172
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME	10:00 a.m., Eastern time, Monday, May 22, 2023

PLACE	The Annual Meeting will be held virtually by visiting https://meetnow.global/MZM4U2L.

ITEMS OF BUSINESS

(1)         To elect each of our directors for a one-year term expiring in 2024, and until their successors are elected and qualified;

(2)         To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)         To amend our Articles of Incorporation to revise certain provisions involving the Class B non-voting common stock; and

To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of USCB Financial Holdings common stock of record at the close of business on April 6, 2023, are entitled to vote at the meeting.

ANNUAL REPORT	Our 2022 Annual Report to Shareholders on Form 10-K is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you or vote your shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting instruction form you received. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS Jalal “Jay” Shehadeh Corporate Secretary

Doral, Florida April 17, 2023

PROXY STATEMENT

OF

USCB FINANCIAL HOLDINGS, INC.

We are furnishing this proxy statement to holders of Class A Common Stock of USCB Financial Holdings, Inc., the parent holding company of U.S. Century Bank. Proxies are being solicited on behalf of our Board of Directors for use at the Annual Meeting of Shareholders, and at any adjournment thereof. The Annual Meeting will be held virtually over the Internet on Monday, May 22, 2023 at 10:00 a.m., Eastern time for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 17, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2023: The proxy materials are available at www.edocumentview.com/USCB. This proxy statement and the related proxy card will be mailed to each shareholder entitled to notice of, and to vote at, the Annual Meeting commencing on or about April 17, 2023.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Annual Meeting. You are receiving this proxy statement because you were a USCB Financial Holdings shareholder as of the close of business on April 6, 2023, the voting Record Date. This proxy statement provides notice of the Annual Meeting, describes the proposals to be presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Annual Meeting and how can I attend with the ability to ask questions and/or vote?

The Annual Meeting will be held on May 22, 2023 at 10:00 a.m., Eastern time. The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the Annual Meeting only if you were a registered holder of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Registered holders: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the registered holder. As a registered holder, you will be able to attend the Annual Meeting online, ask a question, and vote by visiting https://meetnow.global/MZM4U2L and following the instructions on the proxy card or the instructions accompanying the proxy materials.

Beneficial owners: If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and this proxy statement and the enclosed voting instruction form was forwarded to you by your broker, bank or other nominee. If you are a beneficial owner and wish to attend the Annual Meeting online by webcast, you have two options:

(1)         Registration in Advance of the Annual Meeting. You will need to obtain a legal proxy from your bank, broker or other nominee to attend the Annual Meeting. You should contact your bank, broker or other nominee for instructions regarding how to obtain a legal proxy. Once you obtain your legal proxy reflecting your common stock holdings, you must submit it along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time on May 17, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your bank, broker or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail: Computershare

USCB Financial Holdings Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

(2)         Register at the Annual Meeting. Beneficial owners may register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner’s voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual Meeting. Beneficial owners may choose the “Registration in Advance of the Annual Meeting” as set forth in (1) above.

In any event, please go to https://meetnow.global/MZM4U2L for more information on the available options and registration instructions.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern time, on May 22, 2023. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

Do I need to register to attend the Annual Meeting virtually?

Registration is only required if you are a beneficial holder, as set forth above.

How can I vote online at the meeting?

If you are a registered holder, follow the instructions on the notice, email or proxy card that you received to access the meeting. If you are a beneficial holder, please see the registration options set forth in numbers (1) and (2) above. Online voting will be available during the meeting.

Why are you holding a virtual meeting instead of a physical meeting?

We believe a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and USCB Financial Holdings. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the 10:00 a.m., Eastern time, start time. A link on the meeting page will provide for further assistance should you need it or you may call 1-888-724-2416.

What am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to act on the following matters:

●	Proposal 1— The election of each of our directors for a one-year term expiring in 2024, and until their successors are elected and qualified.

●	Proposal 2— The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

●	Proposal 3 – The amendment of our Articles of Incorporation.

How does the Board recommend that I vote?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote (i) FOR the nominees for director described herein, (ii) FOR ratification of the appointment of Crowe LLP, as our independent registered public accounting firm for the year ending December 31, 2023, and (iii) FOR the amendment of our Articles of Incorporation.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

How may USCB Financial Holdings solicit my proxy?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. No fees will be paid for solicitation of any shareholder to vote in favor of any of these proposals. Our employees may solicit proxies on behalf of our Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares. See “Method of Proxy Solicitation” for additional information.

Who can vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend the Annual Meeting. Only holders of USCB Financial Holdings Class A Common Stock, par value $1.00 per share, are entitled to vote on the election of directors, ratification of the appointment of our independent registered public accounting firm and the Amendment of our Articles of Incorporation at the Annual Meeting of Shareholders. As of the Record Date, there were 19,622,380 shares outstanding of Class A Common Stock.

What shareholder vote is required?

Directors are elected by a plurality of the votes cast with a quorum, a majority of the outstanding shares entitled to vote represented in person or by proxy, present. The nine persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting is required for the approval of the proposal to ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2023. The affirmative vote of a majority of all votes entitled to be cast is required to amend the USCB Financial Holdings’ Articles of Incorporation to amend Paragraph A of Article III.

What will be the effect of broker non-votes and abstentions?

Broker Non-Votes. If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors and amendment of our Articles of Incorporation are considered “non-routine,” and banks, brokers and certain other nominees that hold your shares in street name will not be able to cast votes on Proposal One or Proposal Three if you do not provide them with voting instructions. Please provide voting instructions to the bank, broker or other nominee that holds your shares by carefully following their instructions.

Your broker may vote in his or her discretion on the ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions. If your broker votes in his or her discretion on Proposal Two and you did not provide instructions for Proposals One and/or Three, then your shares will be considered “broker non-votes” on Proposals One and/or Three. When our inspector of elections tabulates the votes for any of the matters presented, broker non-votes will not be counted for purposes of determining whether a quorum is present for the Annual Meeting.

Abstentions. Abstentions will be counted for the purpose of determining whether a quorum is present, but will have the same effect as a vote against the ratification of auditors and the amendment of our Articles of Incorporation.

How can I vote?

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who log into the virtual meeting following the instructions above will be able to vote their shares electronically during the Annual Meeting.

Record holders (meaning the shares are registered in your name as opposed to the name of a bank or broker) may vote online, by telephone, by mail and at the Annual Meeting. Record holders may vote online at www.envisionreports.com/USCB, 24 hours a day, seven days a week. Record holders may vote by telephone by calling 1-800-652-VOTE (8683), 24 hours a day, seven days a week. Record holders will need the control number included in their proxy card in order to vote online or by telephone. Record holders may also vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Proxy Services C/O Computershare Investor Services, PO Box 43001, Providence RI 02940-3001. Record holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than May 19, 2023. Record holders may also vote at the Annual Meeting where votes must be received no later than the closing of the polls.

If you are a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account by following the voting instructions provided by that organization. The availability of online and telephone voting will depend on the voting options of your broker, bank or other nominee.

Alternatively, a beneficial owner may vote directly at the Annual Meeting by following the process outlined above. Votes at the Annual Meeting must be received no later than the closing of the polls.

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date. Furthermore, you may revoke a proxy by attending the Annual Meeting and voting online, which will automatically cancel any proxy previously given. Attendance at the Annual Meeting, however, will not automatically revoke any proxy that you have given previously unless you vote online.

If you hold shares through a bank, broker or other nominee, you must contact the bank, broker or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of USCB Financial Holdings Class A Common Stock represented as present in the Annual Meeting or by proxy shall constitute a quorum at the Annual Meeting.

Shares represented by a proxy in which authority to vote for any matter considered is “withheld” or a proxy marked “abstain” will be considered present at the meeting for purposes of determining a quorum. Shares represented by a proxy as to which there is a “broker non-vote” will not be considered present at the meeting for purposes of determining a quorum.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR AND INFORMATION ABOUT EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the full Board of Directors are elected by our shareholders each year and until their successors are elected and qualified. At the Annual Meeting, shareholders of USCB Financial Holdings will be asked to elect our directors for a one-year term expiring in 2024, and until their successors are elected and qualified. Our nominating and corporate governance committee has recommended the re-election of all of our directors. No director is related to any other director or executive officer by first cousin or closer. Each nominee currently serves as a director of USCB Financial Holdings and its subsidiary, U.S. Century Bank.

Unless otherwise directed, each proxy card signed and returned by a shareholder will be voted for the election of the nominees for director listed on the following page. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed on the following page may not be able to serve as a director if elected.

The table below and on the following pages present information concerning the nominees for director, including tenure as a director. Ages are reflected as of April 6, 2023.

Nominees for Director for a One-Year Term Expiring in 2024

Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Ramón Abadin

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2017. Mr. Abadin is an active trial lawyer in Miami, Florida and a partner of Ramon A. Abadin, P.A. In his practice, he has represented some of the world’s largest multinational corporations and insurance companies in complex commercial and tort matters. Mr. Abadin is a prominent member of the Florida legal community having served as a past President of the Florida Bar. Mr. Abadin is also past President of the Cuban American Bar Association. Additionally, Mr. Abadin has been actively involved in the selection of trial and appellate judges in state and federal courts, having served as one of only 15 committee members appointed to evaluate all prospective nominees to the federal bench in the 11th Circuit (Florida, Georgia and Alabama) and nationally. Mr. Abadin also serves as a director for Florida Lawyers Mutual Insurance Company in Oviedo, Florida, where he has served since 2017, and Westcare Foundation, Inc. in Las Vegas, Nevada, where he has served since 2007. Mr. Abadin earned his J.D. from Loyola University of New Orleans School of Law in 1985 and his B.A. in History from Tulane University in 1981. He has received numerous awards, including the prestigious G. Kirk Haas Award from the Florida Bar. We believe Mr. Abadin’s extensive legal and leadership experience qualifies him to sit on our Board. Age 64.

Nominees for Director for a One-Year Term Expiring in 2024 (continued)

Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Luis de la Aguilera	Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2016. Chief Executive Officer and President of the Bank since 2015 and of USCB Financial Holdings since its formation in 2021; acting Chairperson of the Board since January 2023. He directed the reorganization, re-staffing and turn-around of our Bank after our 2015 Recapitalization. Prior to his joining us, Mr. de la Aguilera served in various leadership roles at TotalBank, Florida’s 12th largest commercial bank at that time, including as President and Chief Executive Officer from 2013 to 2015, as President and Chief Marketing Officer from 2009 to 2013, as Executive Vice President, Corporate Lending from 2001 to 2009 and as Senior Vice President, Head of Business Development from 2000 to 2001. During his 15-year association with TotalBank, Mr. de la Aguilera organized, hired and directed its key production units, including commercial, real estate, small business, wealth management and residential mortgage lending, and significantly expanded its footprint in Miami-Dade County to 21 banking centers. Mr. de la Aguilera also served as a board member of TotalBank from 2006 to 2015, including as chair or a member of its Executive, Management, ALCO, BSA, Audit and Loan Committees. In his earlier career, Mr. de la Aguilera served in management and loan production positions with Ocean Bank from 1989 to 2000 and business development and lending positions with Republic National Bank from 1982 to 1988. In addition to Mr. de la Aguilera’s extensive banking background, he is active with the Florida Banker’s Association and serves on its board. He served as a Director of Florida School of Banking at the University of Florida from 2012 to 2015 and has continued his association with the school as an active Associate Professor. He was also the Florida Representative for the American Banking Association’s Government Relations Council from 2014 to 2015. Mr. de la Aguilera received a B.A. in English Literature and a Minor in Business Administration from the University of Miami. Mr. de la Aguilera’s executive bank experience, including as a senior executive officer, qualified him to sit on our Board. Age 63.
Maria C. Alonso	Director of USCB Financial Holdings and U.S. Century Bank since March 2022. Ms. Alonso has served as the Chief Executive Officer and Regional Dean of Northeastern University, Miami, Florida since October 2022. Ms. Alonso served as the President and CEO of United Way Miami, one of the region’s largest philanthropies, from 2017 through 2021. Under her strategic direction at United Way Miami, Ms. Alonso managed the community’s largest funder of health and human services while overseeing a $40 million dollar budget and more than 250 staff members across multiple locations. Her involvement in community organizations has included: New World School of the Arts (past Executive Committee Chair), Leadership Florida, International Women’s Forum, Greater Miami Chamber of Commerce (past Board Chair), Miami-Dade Beacon Council (past One Community, One Goal Co-Chair), Camillus House, Miami Dade College Foundation, The Miami Foundation, and Teach for America. Ms. Alonso is a recognized community leader having received numerous awards celebrating her civic, business, and philanthropic contributions to the South Florida community. Ms. Alonso earned an M.B.A. from Florida International University and is a cum laude graduate from the University of Miami with a B.S. in Industrial Engineering. We believe Ms. Alonso’s extensive knowledge of the Miami Metropolitan area and her leadership experience qualifies her to sit on our Board. Age 59.

Nominees for Director for a One-Year Term Expiring in 2024 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Howard P. Feinglass	Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2015. Mr. Feinglass is the founder and Senior Partner of Priam Capital, which was established in 2003. He is responsible for Priam’s strategic planning, investment sourcing and decision-making. Mr. Feinglass also serves as a director for Centrix Aerospace in Seattle, Washington, where he has served since 2019, First National Bank of America in East Lansing, Michigan since 2023 and Riverside Hawks, a non-profit youth basketball organization. Prior to founding Priam, Mr. Feinglass spent three years running a family office with over $1 billion in assets under management, where he implemented a mandate to diversify the family’s portfolio from its real estate core into alternative investments and holdings of public companies. Prior thereto, Mr. Feinglass worked as a principal at Odyssey Partners in their private equity group for five years. Mr. Feinglass received an M.B.A. from the University of California Los Angeles and an A.B. from Brown University. We believe Mr. Feinglass’ extensive finance, banking and director experience qualifies him to sit on our Board. Age 62.
Bernardo “Bernie” Fernandez, M.D.

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2017. Dr. Fernandez has served since 2014 as the Chief Executive Officer of Baptist Health Medical Group, a network of more than 250 physicians in multiple specialties spanning from Broward, Dade and Monroe County and is the holder of the John and Margaret Krupa Distinguished Chair. Prior thereto, Dr. Fernandez from 2006 to 2014 served as Chief Executive Officer and President of Cleveland Clinic Florida, a renowned academic medical center with locations in Weston and West Palm Beach, Florida. In 2013, Dr. Fernandez was honored by The Association of Hispanic Healthcare Executives with the prestigious award of National Hospital CEO of the Year. Also in June 2013, he was appointed to the Florida Board of Medicine by Governor Rick Scott until 2017. During his tenure, he was elected vice chairman in 2014 and Chairman of the Board in 2015. Dr. Fernandez is a native of Cuba and received his medical degree from the Ponce School of Medicine in Ponce, Puerto Rico, and completed his internal medicine residency and vascular medicine fellowship at the Cleveland Clinic in Ohio. He is Board-certified by the American Board of Vascular Medicine and a Fellow of the Society of Vascular Medicine and the American College of Physicians. Dr. Fernandez is an active member of the South Florida community, which includes, among his various activities, being a member of the Orange Bowl Committee and a member of the board of trustees for St. Thomas University. He also served on the selection panel for the White House Fellows Program, one of America’s most prestigious programs for leadership and public service, in 2011 and 2017. In January of 2022, Dr. Fernandez was appointed to the board of directors of International Money Express, Inc., a leading money remittance services company. Dr. Fernandez received his M.B.A. from the University of Miami, School of Business in 2011 and is also a graduate of the Wharton School of Business’ Executive Development Program. We believe Dr. Fernandez’s extensive executive and leadership experience qualifies him to sit on our Board. Age 61.

Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Robert E. Kafafian	Director of USCB Financial Holdings and of U.S. Century Bank since March 2022. Mr. Kafafian is the Founder, Chairman and Chief Executive Officer of The Kafafian Group, Inc. and a recognized banking industry leader in performance measurement. Over a 40-year career he has provided consulting and advisory services to more than 500 financial institutions across the United States and has been instrumental in the design and development of a nationally recognized bank profitability software product. Mr. Kafafian is a frequent speaker and writer on a variety of banking subjects. He teaches at numerous state, regional, and national banking schools. Mr. Kafafian’s previous professional experience includes: President-Consulting Services and Managing Director, Tucker Anthony Capital Markets (now RBC Capital Markets); President & CEO, The Q Group, Inc. (merged with Hopper Soliday & Co./Tucker Anthony Capital Markets); Vice President, Bradford Trust Company (merged into The Bank of New York Mellon Corporation); Director of Budgeting and Profit Planning, United Jersey Bank (merged into Bank of America Corporation); Controller, First National State Bank Corporation (merged into Wells Fargo & Company). Mr. Kafafian has served as President of the Board of Directors of the Association for Management Information in Financial Services (“AMIfs”), is a member of the Financial Managers Society Strategic Issues Council, and is a board member of other companies as well as professional, community, and academic organizations. Mr. Kafafian received a B.A. in Business/Economics from Moravian University and an M.B.A. in Finance from Fairleigh Dickinson University. He was awarded AMIfs’ Lifetime Achievement award and is a Certified Profitability Professional. We believe Mr. Kafafian’s extensive experience and knowledge of the banking industry qualifies him to sit on our Board. Age 67.
Aida Levitan, Ph.D., APR	Director of USCB Financial Holdings and U.S. Century Bank since February 2022. Mr. Rodriguez has served as the Chairman of the Board and Chief Executive Officer of Cable Insurance Company, Fort Lauderdale, Florida, a property, and casualty insurer focused on the commercial automotive market, since April 2021. From January 1999 until April 2020, he served on the board of directors of Republic Services, Inc., Phoenix, Arizona, a solid waste company listed on NYSE, including serving as the Chairman of the Board. From 2009 to 2015, he served as a director of Alico, Inc., Fort Myers, Florida, a holding company with assets and related operations in agricultural and environmental resources, including citrus, sugar cane, cattle, land, and wildlife management listed on NASDAQ. In addition, Mr. Rodriguez was the President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co. (an accounting firm acquired by Crowe Horwath in 2006) from 1971 to his retirement from public accounting in 2009. He is also a former Chairman of the Florida Board of Accountancy as well as a former President of the Florida Institute of Certified Public Accountants. He was a founder, Treasurer, and a director of DME Corporation, a manufacturing company in the defense and aerospace sector, from 1975 to 2009. Mr. Rodriguez also served as a director of the Public Broadcasting Service (PBS) from 2015 to 2021. Mr. Rodriguez earned a B.S. in Accounting from Florida Atlantic University. He has also completed the Owner/President Management Program at Harvard Business School. We believe Mr. Rodriguez’s extensive accounting, business and director experience qualifies him to be a member of our board. Age 77.

Nominees for Director for a One-Year Term Expiring in 2024 (continued)
Name	Age and Principal Occupation During the Past Five Years/ Public Directorships
Ramon A. Rodriguez

Director of USCB Financial Holdings and U.S. Century Bank since February 2022. Mr. Rodriguez has served as the Chairman of the Board and Chief Executive Officer of Cable Insurance Company, Fort Lauderdale, Florida, a property, and casualty insurer focused on the commercial automotive market, since April 2021. From January 1999 until April 2020, he served on the board of directors of Republic Services, Inc., Phoenix, Arizona, a solid waste company listed on NYSE, including serving as the Chairman of the Board. From 2009 to 2015, he served as a director of Alico, Inc., Fort Myers, Florida, a holding company with assets and related operations in agricultural and environmental resources, including citrus, sugar cane, cattle, land, and wildlife management, listed on NASDAQ. In addition, Mr. Rodriguez was the President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co. (an accounting firm acquired by Crowe Horwath in 2006) from 1971 to his retirement from public accounting in 2009. He is also a former Chairman of the Florida Board of Accountancy as well as a former President of the Florida Institute of Certified Public Accountants. He was a founder, Treasurer, and a director of DME Corporation, a manufacturing company in the defense and aerospace sector, from 1975 to 2009. Mr. Rodriguez also served as a director of the Public Broadcasting Service (PBS) from 2015 to 2021. Mr. Rodriguez earned a B.S. in Accounting from Florida Atlantic University. He has also completed the Owner/President Management Program at Harvard Business School. We believe Mr. Rodriguez’s extensive accounting, business and director experience qualifies him to be a member of our board. Age 77.

W. Kirk Wycoff

Director of USCB Financial Holdings since its formation in 2021 and of U.S. Century Bank since 2015. Mr. Wycoff is the Managing Partner of Patriot Financial Partners, a private equity fund headquartered in Radnor, Philadelphia, which has deployed over $1.0 billion in capital, maintaining a long-only, value-oriented buy and hold strategy designed to provide growth capital to financial services companies that require additional equity to grow. He currently serves on the board of directors of ActiveWorx, First National Bank of America , Grasshopper Bancorp, Inc. and its subsidiary Grasshopper Bank, N.A., Auxilior Capital Partners, Inc., Numerated Growth Technologies and Thread Bancorp, Inc. and its subsidiary Thread Bank, and previously served as a director of Banc of California (NYSE: BANC) and its subsidiary Banc of California, National Association, Radius Bancorp, Porter Bancorp (NASDAQ: PBIB), Guaranty Bancorp (NASDAQ: GBNK) and its subsidiary Guaranty Bank and Trust Company, Heritage Commerce Corp. (NASDAQ: HTBK) and its subsidiary Heritage Bank of Commerce, and Square 1 Financial, Inc. and its subsidiary Square 1 Bank. Previous board positions held by Mr. Wycoff include NewSpring Ventures-Fund I, NewSpring Mezzanine Fund as well as service on the board of The Lincoln Center during which he served as chair of its finance committee. He received a B.A. in Business Administration and Finance from Franklin & Marshall College. We believe Mr. Wycoff’s extensive finance, banking and director experience qualifies him to sit on our Board. Age 64.

The Board of Directors recommends that you vote FOR election of the nominees for Director.

Executive Officers Who Are Not Also Directors

Set forth below is information with respect to the principal occupations during the last five years for the seven executive officers of USCB Financial Holdings and/or our subsidiary, U.S. Century Bank, who do not also serve as directors of USCB Financial Holdings. Ages are reflected as of April 6, 2023.

In accordance with the Amended and Restated Bylaws, our executive officers are appointed for the current year for which the Board was elected and until their respective successors have been appointed and qualified or until they resign, become disqualified, or are removed. Any vacancy occurring in any office will be filled by the Board or by such officer or officers as have been authorized by the Board.

Robert Anderson, age 57, has served as our Executive Vice President and Chief Financial Officer since 2020. Prior to his joining our bank, Mr. Anderson served as Chief Financial Officer and Chief Administrative Officer of CapStar Financial Holdings (NASDAQ: CSTR), or CapStar, from 2016 to 2020 and as Executive Vice President and Chief Financial Officer of CapStar from 2012 to 2016. His earlier executive positions included serving as Senior Vice President, Business Operations Executive at Bank of America from 2010 to 2012, as Senior Vice President, CFO Commercial Banking at Capital One and as Senior Vice President Finance at Bank of American from 2003 to 2008. Mr. Anderson received a B.S. from The Ohio State University and an M.B.A. in finance from Pepperdine University. He is also a graduate of the University of Virginia Darden School of Business executive education series. Additionally, Mr. Anderson is a Certified Public Accountant (inactive).

Benigno Pazos, age 69, has served as our Executive Vice President and Chief Credit Officer since 2016. Prior to joining us, Mr. Pazos served in various executive positions at TotalBank including as Executive Vice President and Chief Credit Officer from 2010 to 2015, as Executive Vice President supervising the Debt Restructuring Division from 2009 to 2015 and as Senior Vice President, Commercial Lending from 2001 to 2009. Mr. Pazos has also served as a board member of TotalBank from 2012 to 2015. From 1987 to 2001, Mr. Pazos served in lending positions and was ultimately promoted to Vice President at Ocean Bank. Mr. Pazos is an active member and former President of the Cuban American CPA Association, member of the Florida Institute of Certified Public Accountants and member of the American Institute of Certified Public Accountants.

Andres Collazo, age 59, has served as our Executive Vice President, Director of Operations and Information Technology since 2016. Mr. Collazo has over 33 years’ experience in bank operations and information technology at a senior management level. Prior to joining us, from 2009 to 2016, Mr. Collazo served as the Senior Vice President, Information Technology and Bank Operations Manager of TotalBank. His earlier career included senior managerial positions in the field of bank operations, item processing and information technology including serving as Vice President and Item Processing Director at BB&T from 2007 to 2009, as Executive Vice President and Chief Operating Officer at South Florida Express from 2005 to 2007 and as Senior Vice President and Operations Services Director at Regions Bank. Mr. Collazo received a bachelor’s degree in management information systems and computer science from Barry University.

Oscar Gomez, age 69, has served as our Executive Vice President, Head of Global Banking Division since 2007 and has overseen the inception and growth of our Global Banking Division. Mr. Gomez has more than 30 years’ managerial experience in international banking. Prior to joining us, from 1984 to 2007, Mr. Gomez served as the Executive Vice President of Global Correspondent Banking and International Private Banking with Regions Bank in Miami, Florida, where he managed a portfolio of $2 billion in deposits and over $700 million in loans. Mr. Gomez is actively involved with The Bankers Association for Finance and Trade, Federacion Latinoamericana de Bancos, Florida International Bankers Association and the United Way Leadership group. He holds a bachelor’s degree in business administration with a major in accounting from Florida International University.

Nicholas Bustle, age 60, has served as our Executive Vice President, Chief Lending Officer since 2019. Mr. Bustle has more than 35 years of managerial experience in commercial banking. Prior to joining us, he served in various executive roles with regional and national banks including as Miami Dade County Market President and First Senior Vice President – Commercial Banking at Valley Bank in 2019, as Executive Vice President and Wholesale Banking Executive at City National Bank from 2015 to 2018, as Senior Executive Vice President, Commercial Banking Executive at BankUnited, Inc. from 2009 to 2015, as City President of Miami at SunTrust Banks, Inc. from 2003 to 2009 and as Executive Vice President at SunTrust Banks, Inc. supervising private wealth management line of business of the South Florida region from 2006 to 2009 and supervising commercial banking line of business of the South Florida region from 2003 to 2005. Mr. Bustle has previously served on the boards of the FIU Foundation, FIU College of Business Dean’s Council, Beacon Council, Mercy Hospital, Community Partnership for Homeless and the Greater Miami Chamber of Commerce. Mr. Bustle holds an M.S. in International Business from Florida International University and a B.S. in business administration from University of Wisconsin.

Martha Guerra-Kattou, age 54, has served as our Executive Vice President, Director of Sales and Marketing since 2016 and oversees the operation of 10 full-service banking centers throughout Miami-Dade and south Broward counties. Ms. Guerra-Kattou has over 30 years’ managerial experience in bank operations and sales and marketing. Prior to joining us, Ms. Guerra-Kattou served in different managerial positions at TotalBank since 2000, including serving as Director of Sales and Marketing from 2012 to December 2016, as Senior Vice President of Project Management from November 2011 to August 2012 and as Vice President of Branch Administration from 2000 to November 2011. Ms. Guerra-Kattou attended Miami-Dade College. She has supplemented her banking industry education by attending bank training programs in leadership and management including completing a credited course curriculum at the University of Central Florida’s College of Business, the Florida Bankers Association’s Florida School of Banking program and courses offered by the American Bankers Association.

Jalal “Jay” Shehadeh, age 37, has served as the Executive Vice President, General Counsel of USCB Financial Holdings, Inc. and U.S. Century Bank since 2022, and prior to that he served as the Senior Vice President, General Counsel of USCB Financial Holdings, Inc. since its creation in 2021 and of the U.S. Century Bank since 2016. Mr. Shehadeh initially began working with us in a consulting capacity in 2014 before becoming an employee in 2016. Prior to joining us, Mr. Shehadeh was the Managing Partner of Shehadeh Giannamore, PLLC, a law firm located in Miami-Dade County that is the successor partnership to The Law Offices of Jay Shehadeh, P.A. started in 2012; Mr. Shehadeh continues to be a partner of this law firm. Mr. Shehadeh’s legal practice in the law firm was focused on real estate and general business representation in the South Florida region. Prior to opening his own law firm, Mr. Shehadeh served as an Assistant State Attorney in and for the Tenth Judicial Circuit of Florida from 2009 to 2011. Mr. Shehadeh currently sits on the Board of the Coalition of South Florida Muslim Organizations and a member of the FIU President’s Council. Mr. Shehadeh previously sat on the Muslim Jewish Advisory Council of the American Jewish Committee and was a Director of the Florida Children’s Home Society. Mr. Shehadeh holds a B.A. in Business Administration from Florida Atlantic University, a Juris Doctorate from Florida International University College of Law and a Juris Master’s in Banking Regulations from Florida International University College of Law.

Corporate Governance Principles and Board Matters

Corporate Governance Guidelines. We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board adopted Corporate Governance Guidelines in connection with U.S. Century Bank’s initial public offering in July 2021, which Guidelines set forth the framework within which our Board, assisted by the committees of our Board, oversees the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board, director independence, compensation of directors, management succession and review, committees of our Board and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.uscentury.com under the Investor Relations tab.

Director Qualifications. We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. When considering potential director candidates, our Board also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of our Board.

Director Independence. Under the listing requirements and rules of The Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s board of directors within 12 months after its initial public offering. Under the rules of The Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has evaluated the independence of our directors based upon the rules of The Nasdaq Stock Market. As part of this evaluation, our Board considered the current and prior relationships that each non-employee director has with USCB Financial Holdings or U.S. Century Bank and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director, and the matters discussed under “Certain Relationships and Related Party Transactions.” After applying these standards, our Board has affirmatively determined that, with the exception of Mr. de la Aguilera, who serves as Chief Executive Officer and President of USCB Financial Holdings and U.S. Century Bank, each of our other directors serving on the Board is an independent director, as defined under the applicable rules.

Leadership Structure. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and director, including as Chairperson of the Board, as our Board believes that it is in the best interests of USCB Financial Holdings and its shareholders to make that determination from time to time based on the position and direction of USCB Financial Holdings and the membership of the Board. Our Board has determined that having our Chief Executive Officer currently serve as a director on our Board is in the best interests of USCB Financial Holdings and our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of USCB Financial Holdings and our bank subsidiary U.S. Century Bank and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously. Our Chief Executive Officer is currently temporarily serving as the acting Chairperson of the Board. Dr. Levitan, an independent director, served as Chairperson of the Board until January 2023. The Board is currently evaluating the position of Chairperson of the Board and who on the Board would be the most appropriate to serve in such capacity.

Code of Ethics and Business Conduct. Our Board has adopted a Code of Ethics and Business Conduct which applies to all of our directors, officers and employees. This code provides fundamental ethical principles to which these individuals are expected to adhere and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, USCB Financial Holdings and U.S. Century Bank. Our Code of Ethics and Business Conduct, is available on our website at www.uscentury.com under the “Investor Relations” tab. We expect that any amendments to our Code of Ethics and Business Conduct, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by The Nasdaq Stock Market rules.

Risk Management and Oversight. Our Board oversees our risk management process, which is a company‐wide approach to risk management that is carried out by our management. Our full Board determines the appropriate risk appetite for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process (including oversight of capital adequacy in relation to risk), its committees oversee risk within their respective areas of oversight. Additionally, our Board has several committees, including our audit and risk committee and asset liability committee (which primarily focuses on U.S. Century Bank’s enterprise risk management) to assist with risk management related to matters within the purview of each committee. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so. All but two of our directors, who had valid reasons, attended our Annual Meeting of Shareholders held on May 31, 2022.

Committees and Meetings of the Board of Directors

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the audit and risk committee, compensation committee, and nominating and corporate governance committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. During the fiscal year ended December 31, 2022, the Board of USCB Financial Holdings held 13 meetings. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served that were held during this period. Members will serve on these committees so long as they are a member of the Board until their resignation or until otherwise determined by our Board.

Audit and Risk Committee. Our audit and risk committee consists of Dr. Fernandez, Ms. Alonso, Mr. Abadin and Mr. Rodriguez, with Mr. Rodriguez serving as chair of the audit and risk committee. Our Board has evaluated the independence of each of the members of our audit and risk committee and has affirmatively determined that (i) each of the members of our audit and risk committee is an “independent director” under The Nasdaq Stock Market rules, (ii) each of the members satisfies the additional independence standards under applicable Exchange Act rules for audit and risk committee service, (iii) each of the members of our audit and risk committee is an outside director independent of management as required by the applicable SEC regulations, and (iv) each of the members has the ability to read and understand fundamental financial statements. The audit and risk committee has designated Mr. Rodriguez as our “audit committee financial expert.” However, our Board believes that each member of the audit and risk committee has sufficient knowledge and experience in financial and auditing matters to serve on the committee and to effectively perform their duties. Further, the committee has the authority to engage legal counsel or other experts and consultants as it deems appropriate to carry out its responsibilities. The audit and risk committee meets on an as needed basis and met 11 times in 2022.

Among other things, our audit and risk committee has responsibility for:

●	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
●	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the adequacy and effectiveness of our internal control policies and procedures;
●

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

●	preparing the audit and risk committee report required by the Exchange Act rules to be included in our annual proxy statement;
●	considering the adequacy of our internal controls and internal audit function;
●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and
●	inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks.

Our audit and risk committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the audit and risk committee is available on our website at www.uscentury.com under the Investor Relations tab.

Compensation Committee. Our compensation committee consists of Dr. Levitan, Ms. Alonso, Mr. Abadin, Mr. Feinglass and Mr. Wycoff, with Mr. Wycoff serving as chair of the compensation committee and met three times in 2022. Our Board has evaluated the independence of each of the members of our compensation committee and has affirmatively determined that each of the members of our compensation committee meets the definition of an “independent director” under The Nasdaq Stock Market rules. Our Board has also determined that each of the members of the compensation committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

Among other things, our compensation committee has responsibility for:

●

reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;

●	reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;
●	evaluating the compensation of our directors;
●	reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules; and
●	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the compensation committee is available on our website at www.uscentury.com under the Investor Relations tab.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Mr. Abadin, Dr. Levitan, and Mr. Wycoff, with Mr. Abadin serving as chair of the nominating and corporate governance committee. Our Board has evaluated the independence of each of the members of our nominating and corporate governance committee and has affirmatively determined that each of the members of our nominating and corporate governance committee meets the definition of an “independent director” under The Nasdaq Stock Market rules. The nominating and corporate governance committee met four times during 2022.

Among other things, our nominating and corporate governance committee is responsible for:

●

assisting our Board in identifying individuals qualified to become directors and recommending to the Board director nominees for each annual or special meeting of shareholders for the purpose of electing directors or for any vacancies or newly created directorships that may occur between such meetings;

●	reviewing periodically the governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;
●	making recommendations to the Board as to determinations of director independence;
●	overseeing the evaluation of the Board; and
●	recommending members for each board committee of our Board.

Our nominating and corporate governance committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the nominating and corporate governance committee is available on our website at www.uscentury.com under the Investor Relations tab.

In carrying out its functions, the nominating and corporate governance committee develops, and recommends to the Board for its approval, qualification criteria for all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees to be included in our future proxy statements.

The nominating and corporate governance committee also evaluates potential nominees for our Board to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with applicable Exchange Act and The Nasdaq Stock Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the nominating and corporate governance committee may consider the diversity of our directors and nominees in terms of knowledge, experience, background, skills, expertise and other factors that may contribute to the effectiveness of our Board.

Prior to recommending an existing director for re-election to our Board, the nominating and corporate governance committee may consider and review the following attributes with respect to each incumbent director:

●	attendance and performance at meetings of our Board and the committees on which such director serves;
●	length of service on our Board;
●	experience, skills and contributions that the incumbent director brings to our Board;
●	independence and any conflicts of interest; and
●	any significant change in the director’s status, including with respect to the attributes considered for initial membership our Board.

Director Compensation

Each non-employee director received an annual cash retainer of $75,000 per year in 2022 as compensation for his or her services as a member of the Board. For 2023, the annual cash retainer will increase to $80,000. In addition, up to 100% of such retainer may be paid in the form of restricted stock awards. In addition, during 2022 the chairs of our board committees also received an additional cash retainer of $8,000 and the chair (if it is an independent director) of our Board received an additional cash retainer of $28,000. For 2023, chairs of committees will receive an additional cash retainer of $10,000 except for the chair of the audit and risk committee who will receive an additional cash retainer of $15,000. In addition, if a director serves as chair of more than one committee, the director will only receive the additional chair fee for one committee, whichever committee pays the highest fee. The additional fee for the Board chair will remain at $28,000. We pay each director their applicable annual fee in quarterly installments. Our directors also participate in our 2015 Amended and Restated Equity Incentive Plan. We do not pay our “inside” employee-director, Mr. de la Aguilera, any additional compensation for his services as a director.

The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($) (5)(6)	Total ($)
Ramón Abadin(1)	$ 83,000	$ --	$ 83,000
Maria C. Alonso	56,458	18,300	74,758
Howard P. Feinglass(2)	75,000	--	75,000
Bernardo Fernandez(3)	78,333	--	78,333
Robert E. Kafafian	57,083	17,550	74,633
Aida Levitan(4)	103,000	--	103,000
Ramon A. Rodriguez	70,292	15,950	86,242
W. Kirk Wycoff(2)	82,489	--	82,489

_____________________________

(1)         Represents annual retainer for membership on our Board and for serving as chair of the nominating and corporate governance committee.

(2)         Represents annual retainer for membership on our Board.

(3)         Represents annual retainer for membership on our Board and for serving as chair of the audit and risk committee.

(4)         Represents annual retainer for membership on our Board and for serving as chair of the Board in 2022.

(5)         Option awards covering 5,000 shares of Class A Common Stock were made to each of Ms. Alonso and Messrs. Rodriquez and Kafafian upon their appointment to the Board. These amounts represent the aggregate grant date fair value of stock awards and option grants during the year ended December 31, 2022, in accordance with FASB ASC Topic 718. The assumptions used for calculating the grant date fair value are set forth in Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent actual amounts paid to or realized by our directors for these awards during fiscal year 2022. The options vest fully on the first anniversary of the date of grant.

(6)         As of December 31, 2022, each of our non-employee directors held the following outstanding and unexercised stock options to purchase shares of Class A Common Stock.

Name	Options Outstanding
Ramón Abadin	9,000
Maria C. Alonso	5,000
Howard P. Feinglass	11,500
Bernardo Fernandez	9,000
Robert E. Kafafian	5,000
Aida Levitan, Ph.D.	14,000
Ramon A. Rodriguez	5,000
W. Kirk Wycoff	11,500

EXECUTIVE COMPENSATION

Compensation Philosophy

General Philosophy. As an organization, we focus on successfully addressing client needs, maintaining critical quality standards and driving superior shareholder value, and our overall compensation philosophy is a direct reflection of those values. Our executive compensation program carries out these values by rewarding our named executive officers for the achievement of specific corporate goals and the realization of increased value to our shareholders. Our goal is to maintain compensation that is affordable to USCB Financial Holdings and U.S. Century Bank, fair to our executives and in the long-term best interests of our shareholders. We target overall base compensation levels that are at or slightly above the median for the markets in which we operate and aim to provide short-term incentive opportunities that we believe are generally in line with those of our peers but allow for more substantial rewards for exceptional performance. Specifically, the compensation committee strives to maintain compensation at levels ranging from the applicable peer median to the 75th percentile of the peer group. In addition, we provide our executive officers the opportunity to participate in the long-term success of USCB Financial Holdings by awarding stock options and starting in 2023, such equity awards may include restricted stock awards. Finally, we are committed to helping maintain the health and welfare of our executive officers and offer benefits packages that meet or exceed median levels of coverage.

Compensation Process. Our compensation committee regularly reviews our executive compensation to ensure it achieves our desired goals and is responsible for approving compensation arrangements for our executive officers, in particular our named executive officers. As part of this process, the committee annually reviews and approves corporate goals and objectives relevant to the compensation of our named executive officers as well as our senior management group as a whole, evaluates the performance of the named executive officers in light of these goals and objectives, and approves the compensation levels for the named executive officers as well as our senior management group based on such evaluation. The committee annually reviews our incentive compensation arrangements to confirm they do not encourage unnecessary risk-taking. In determining the long-term incentive component of our executive compensation program, the compensation committee considers our performance and relative shareholder return, the value of similar incentive awards granted by our peers and the awards given to our named executive officers and members of senior management in past years.

Components of Compensation. Our executive compensation program consists primarily of the following elements:

●	base compensation;
●	cash bonuses;
●	restricted stock awards (starting in 2023) and stock options;
●	participation in our 401(k) plan, to which we make annual contributions;
●	health and welfare benefits; and
●	perquisites.

Each of these elements is discussed in more detail under “—Narrative Discussion of Summary Compensation” below.

Named Executive Officers

Our “named executive officers” are the individuals who serve as our principal executive officer and our three other most highly compensated executive officers who were serving as executive officers at the end of 2022.

Our named executive officers as of December 31, 2022 are noted in the following table, along with their positions:

Name	Title
Luis de la Aguilera	President and Chief Executive Officer
Robert Anderson	Executive Vice President and Chief Financial Officer
Benigno Pazos	Executive Vice President and Chief Credit Officer
Jalal “Jay” Shehadeh	Executive Vice President and General Counsel

The compensation of these individuals in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future in order to achieve the goals set forth above. We plan to continue to review, evaluate and modify our compensation framework to ensure that our executive officer compensation packages remain competitive, achieve our desired goals and remain consistent with our compensation philosophy.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to each of our named executive officers for fiscal years 2022 and 2021. USCB Financial Holdings does not pay separate compensation to our named executive officers from U.S. Century Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Luis de la Aguilera President and Chief Executive Officer	2022 2021	$523,077 500,000	$300,000 300,000	$ -- 380,800	$69,508 46,252	$ 892,585 1,227,052
Robert Anderson Executive Vice President and Chief Financial Officer	2022 2021	325,000 325,000	162,500 162,500	-- 142,800	44,736 24,721	532,236 655,021
Benigno Pazos Executive Vice President and Chief Credit Officer	2022 2021	300,000 300,000	135,000 131,336	-- 214,200	30,100 35,650	465,100 681,186
Jalal “Jay” Shehadeh Executive Vice President and General Counsel	2022 2021	258,077 201,923	238,825(4) 81,802	-- 142,800	34,465 35,409	530,367 461,934

       ____________________________

(1)         Except as described in footnote (4) below, the amounts reported in the “Bonus” column represent annual discretionary bonuses earned by our named executive officers for the fiscal year 2022, based on the achievement of U.S. Century Bank performance objectives.

(2)         Reflects the grant date fair value in accordance with FASB ASC topic 718 for stock options that were granted during fiscal year 2021. The assumptions used in valuing the stock option awards are set forth in Note 9 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2022.

(3)         Consists of 401(k) employer match, long-term disability insurance, group term life insurance, automobile allowance, phone allowance, and health insurance (medical/dental/vision), as shown in the following table for fiscal year 2022:

Name	401(k) Contribution	Automobile Allowance	Phone Allowance	Health/Dental Insurance	Long- Term Disability/ Group Term Life
Luis de la Aguilera	$6,100	$9,000	$1,200	$18,290	$34,918
Robert Anderson	6,100	9,000	1,200	18,841	9,595
Benigno Pazos	3,580	9,000	--	9,130	8,390
Jalal “Jay” Shehadeh	5,922	9,000	--	18,247	296

              ____________________________

              (4)         Includes a retention bonus in the amount of $150,000 paid pursuant to the terms of Mr. Shehadeh’s employment agreement as described in

                            “Employment Agreements – Jalal “Jay” Shehadeh.”

Narrative Discussion of Summary Compensation

Base Salary. The base salaries of our named executive officers are reviewed and approved annually by the compensation committee, subject to Board ratification. Base salaries are also reviewed upon the promotion of an executive officer to a new position or another change in job responsibility. In establishing base salaries for our named executive officers, our compensation committee has relied on external market data and peer data obtained from outside sources. In addition to considering the information obtained from such sources, our compensation committee has considered:

●	each named executive officer’s scope of responsibility;
●	each named executive officer’s years of experience;
●	the types and amount of the elements of compensation to be paid to each named executive officer;
●

our financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

●	each named executive officer’s individual performance and contributions to our performance, including leadership and teamwork.

Based on market studies and the performance of the named executive officers, the compensation committee approved an increase in the base salary of Mr. Aguilera by $100,000 to $600,000 per year in connection with the amended and restated employment agreement with him entered into in September 2022. Mr. Anderson received a base salary of $325,000 pursuant to the terms of his employment agreement entered into in September 2020 which was increased to $340,000 in connection with the amended and restated employment agreement he entered into in January 2023. Mr. Pazos’ salary remained the same in 2022. The base salary of Mr. Shehadeh was increased in October 2022 to $285,000 per year from $250,000 set in late 2021.

Cash Bonuses. Our named executive officers are also eligible to receive an annual cash bonus based on our achievement of various metrics, including earnings, return on assets and our level of classified assets. Annual bonuses are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. These bonuses are subject to the discretion of the compensation committee each year as to whether and in what amounts they will be paid.

Stock Option Grants. Grants of stock options in 2021 were awarded to our named executive officers for recognition of their efforts in successfully completing our initial public offering in 2021, their overall contributions to U.S. Century Bank’s performance and their tenure. In addition, grants of stock options are intended to align our management team’s interests with the goals of our shareholders. Upon recommendation of the President and Chief Executive Officer, the compensation committee approved and recommended for Board ratification grants of 160,000 stock options for Mr. Aguilera, 60,000 options for Mr. Anderson, 90,000 options for Mr. Pazos and 60,000 options for Mr. Shehadeh, in each case vesting over three years on the anniversary date of the date of grant. No grants were made in 2022.

U.S. Century Bank 401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during the current year, 2022 and 2021, may elect to participate in the 401(k) Plan on the same basis as all other employees. We have elected to match 100% of the first 2% of the employee’s annual contribution.

Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. Our named executive officers are entitled to long term disability in an amount equal to one time their respective base salary, subject to a maximum of $350,000. Our named executive officers are entitled to life insurance up to $2,000,000. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites. We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our compensation committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Based on these periodic reviews, perquisites are awarded or adjusted on an individual basis.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2022 for the named executive officers.

	Option Awards(1)
Name	Total Option Awards	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price($)	Option expiration date
Luis de la Aguilera	40,000(2)	40,000	--	$ 7.50	4/1/2026
	40,000(3)	40,000	--	11.35	9/23/2029
	160,000(4)	53,333	106,667	12.05	9/27/2031

Robert Anderson	30,000(4)	20,000	10,000	8.75	9/10/2030
	60,000(4)	20,000	40,000	12.05	9/27/2031

Benigno Pazos	10,000(3)	10,000	--	7.50	4/1/2026
	20,000(3)	20,000	--	11.35	4/22/2029
	90,000(4)	30,000	60,000	12.05	9/27/2031

Jalal “Jay” Shehadeh	8,000(3)	8,000	--	7.50	3/23/2026
	30,000(4)	20,000	10,000	8.75	8/1/2030
	60,000(4)	20,000	40,000	12.05	9/27/2031

       _______________________________

(1)	Each equity award is subject to the terms of our 2015 Amended and Restated Equity Incentive Plan. Amounts reflect the reverse stock split effected in June 2021 to the extent applicable.
(2)	These options vested over a four year period from the grant date, with one-fourth of the options under the grant becoming exercisable on each of the first four anniversaries of the grant date.
(3)	These options vested over a three year period from the grant date, with one-third of the options under the grant becoming exercisable on each of the first three anniversaries of the grant date.
(4)	These options are vesting over a three year term, with one-third of the options exercisable on each of the three anniversaries of the date of grant.

Employment Agreements

The following provides a more detailed description of the employment agreements with Messrs. de la Aguilera, Anderson and Shehadeh. U.S. Century Bank has entered into a change in control agreement with Mr. Pazos. See “Potential Payments upon Termination or Change in Control.”

Luis de la Aguilera.          U.S. Century Bank entered into an amended and restated employment agreement with Mr. de la Aguilera dated as of January 29, 2023 which replaced his prior amended and restated employment agreement dated as of September 30, 2022. Mr. de la Aguilera serves as USCB Financial Holdings’ and U.S. Century Bank’s President and Chief Executive Officer. The employment agreement has an initial term ending December 31, 2025, and is subject to one-year extensions if approved by the Boards, commencing December 31, 2023. The employment agreement provides for a fixed minimum base salary of $600,000 per year for the initial term, which may be increased subsequent to the initial term as determined by the Boards. For any calendar year, Mr. de la Aguilera may also earn a cash bonus up to 50% of his base salary, depending on the satisfaction of performance criteria for such calendar year. In addition, starting in calendar year 2023, Mr. de la Aguilera may be entitled to receive long-term equity compensation in the form of stock awards, stock options or any combination thereof equal to 50% of his base salary as of the date of grant upon the achievement of target performance levels.

In the event that Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause (as defined in the employment agreement), disability, retirement, or his death, or by Mr. de la Aguilera for good reason (as defined in the employment agreement), then he shall be entitled to a cash severance amount equal to the sum of one time his then current annual base salary plus the amount accrued with respect to his annual cash bonus for the year in which the termination occurs, plus a continuation of certain medical and dental benefits. In the event that concurrently with or within 12 months subsequent to a change in control of USCB Financial Holdings (as defined in the employment agreement), Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause, disability, retirement, or his death, or by Mr. de la Aguilera for good reason, then he shall be entitled to a cash severance amount equal to 2.99 times his highest annual compensation (as defined in the employment agreement), plus a continuation of certain medical and dental benefits. Mr. de la Aguilera’s right to the cash severance benefits described above are conditioned upon his execution of a general release of claims against USCB Financial Holdings and U.S. Century Bank, its directors, officers and employees for any claims Mr. de la Aguilera may have. In the event that Mr. de la Aguilera’s employment is terminated due to his death, his designated beneficiary is entitled to a lump sum cash payment equal to one-half of Mr. de la Aguilera’s base salary, plus a continuation of certain medical and dental benefits.

The employment agreement also provides that the benefits under the employment agreement will be reduced to the extent necessary to ensure that Mr. de la Aguilera does not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

The benefits provided under Mr. de la Aguilera’s employment agreement are subject to certain restrictions, as further set forth in the agreement. Further, if Mr. de la Aguilera’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for cause or without cause, before or after a change in control, or by Mr. de la Aguilera other than for disability, he will be subject to non-competition and non-solicitation restrictions for 12 months after the termination of his employment.

Robert Anderson. USCB Financial Holdings and U.S. Century Bank entered into an amended and restated employment agreement with Mr. Anderson dated as of January 29, 2023 that superseded the employment agreement dated September 11, 2020 entered into with U.S. Century Bank. Mr. Anderson serves as USCB Financial Holdings’ and U.S. Century Bank’s Executive Vice President and Chief Financial Officer. The employment agreement has an initial term ending December 31, 2025, and is subject to one-year extensions if approved by the Boards commencing December 31, 2023. The employment agreement provides for a fixed minimum base salary of $340,000 per year for the initial term, which may be increased from time to time as may be determined by the Boards. For any calendar year, Mr. Anderson may also earn a cash bonus up to 50% of his base salary, depending on the satisfaction of performance criteria for such calendar year. In addition, starting in calendar year 2023, Mr. Anderson may be entitled to receive long-term equity compensation in the form of stock awards, stock options or any combination thereof equal to 30% of his base salary as of the date of grant upon the achievement of target performance levels.

In the event that Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause (as defined in the employment agreement), disability, retirement, or his death, or by Mr. Anderson for good reason (as defined in the employment agreement), then he shall be entitled to a cash severance amount equal to the sum of one time his then current annual base salary plus the amount accrued with respect to his annual cash bonus for the year in which the termination occurs, plus a continuation of certain medical and dental benefits. In the event that concurrently with or within 12 months subsequent to a change in control of USCB Financial Holdings (as defined in the employment agreement), Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for other than cause, disability, retirement, or his death, or by Mr. Anderson for good reason, then he shall be entitled to a cash severance amount equal to two times his highest annual compensation (as defined in the employment agreement), plus a continuation of certain medical and dental benefits. Mr. Anderson’s right to the cash severance benefits described above are conditioned upon his execution of a general release of claims against USCB Financial Holdings and U.S. Century Bank, its directors, officers, and employees for any claims Mr. Anderson may have. In the event that Mr. Anderson’s employment is terminated due to his death, his designated beneficiary is entitled to a lump sum cash payment equal to one-half of Mr. Anderson’s base salary, plus a continuation of certain medical and dental benefits.

The employment agreement also provides that the benefits under the employment agreement will be reduced to the extent necessary to ensure that Mr. Anderson does not receive any “parachute payment” as such term is defined under Section 280G of the Code.

The benefits provided under Mr. Anderson’s employment agreement are subject to certain restrictions, as further set forth in the agreement. Further, if Mr. Anderson’s employment is terminated by USCB Financial Holdings or U.S. Century Bank for cause or without cause, before or after a change in control, or by Mr. Anderson other than for disability, he will be subject to non-competition and non-solicitation restrictions for 12 months after the termination of his employment.

Jalal “Jay” Shehadeh. U.S. Century Bank entered into an employment agreement with Mr. Shehadeh dated September 28, 2020 (the effective date). Mr. Shehadeh serves as the Executive Vice President and General Counsel of USCB Financial Holdings and U.S. Century Bank. The employment agreement has an initial term of three years after the effective date and is subject to one-year extensions if approved by the Board commencing the second anniversary of the effective date. The agreement provides for a minimum base salary of $200,000 per year, which may be increased as determined by the Board. The agreement also provided for a $150,000 retention bonus if Mr. Shehadeh stayed employed by U.S. Century Bank until August 1, 2022, which bonus has been paid. Mr. Shehadeh may also earn cash bonus payments as may be determined by the Board. The agreement also provided for a grant of nonqualified stock options, subject to vesting over a three-year period starting August 1, 2021.

In the event that Mr. Shehadeh’s employment is terminated by U.S. Century Bank for other than cause (as defined in the employment agreement), disability, retirement, or his death, or by Mr. Shehadeh for good reason (as defined in the employment agreement), then he shall be entitled to a cash severance amount equal to the sum of 50% his then current annual base salary plus the amount accrued with respect to his annual cash bonus for the year in which the termination occurs, plus a continuation of certain medical and dental benefits. In the event that concurrently with or within 12 months subsequent to a change in control of U.S. Century Bank (as defined in the employment agreement), Mr. Shehadeh’s employment is terminated by U.S. Century Bank for other than cause, disability, retirement, or his death, or by Mr. Shehadeh for good reason, then he shall be entitled to a cash severance amount equal to one time his then current annual base salary plus a continuation of certain medical and dental benefits. Mr. Shehadeh’s right to the cash severance benefits described above are conditioned upon his execution of a general release of claims against U.S. Century Bank, its directors, officers and employees for any claims Mr. Shehadeh may have. In the event that Mr. Shehadeh’s employment is terminated due to his death, his designated beneficiary is entitled to a lump sum cash payment equal to one-half of Mr. Shehadeh’s base salary, plus a continuation of certain medical and dental benefits.

The employment agreement also provides that the benefits under the employment agreement will be reduced to the extent necessary to ensure that Mr. Shehadeh does not receive any “parachute payment” as such term is defined under Section 280G of the Code.

The benefits provided under Mr. Shehadeh’s employment agreement are subject to certain restrictions, as further set forth in the agreement. Further, if Mr. Shehadeh’s employment is terminated by U.S. Century Bank for cause or without cause, before or after a change in control, or by Mr. Shehadeh other than for disability, he will be subject to non-competition and non-solicitation restrictions for 12 months after the termination of his employment.

Equity Incentive Plan

The Board adopted the U.S. Century Bank Amended and Restated 2015 Equity Incentive Plan, or 2015 Equity Incentive Plan, on June 22, 2020. The amendment and restatement of the 2015 Equity Incentive Plan was subsequently approved by our shareholders at the 2020 annual shareholder meeting. The 2015 Equity Incentive Plan was further amended in December 2021 to increase the amount of shares covered thereby to 2,400,000 shares and to include the ability to issue restricted stock awards covering up to 600,000 shares. The purpose of the 2015 Equity Incentive Plan is to attract and retain capable employees and non-employee directors and to improve the growth and profitability of U.S. Century Bank by providing employees and non-employee directors with a proprietary interest in USCB Financial Holdings as an incentive to contribute to U.S. Century Bank’s success, and to reward employees for outstanding performance. The 2015 Equity Incentive Plan is administered by our compensation committee, which has authority to determine, among other matters, participants in the plan and awards under the plan. Under the 2015 Equity Incentive Plan, options to purchase Class A common stock and Class B common stock, including incentive stock options and non-qualified options, may be awarded to employees and non-employee directors; provided, that incentive stock options may not be granted to non-employee directors. The aggregate number of shares of common stock which may be issued pursuant to the 2015 Equity Incentive Plan is 2,400,000 shares of which up to 1,500,000 shares can consist of Class B common stock (or 300,000 shares of Class A common stock on an as-converted basis after adjusting to reflect the reverse stock split effected in 2021) and up to 600,000 shares subject to the plan can consist of restricted stock awards.

Potential Payments upon Termination or Change in Control

U.S. Century Bank’s employment agreements with Mr. de la Aguilera, Mr. Anderson and Mr. Shehadeh, respectively, contain benefits payable upon a change in control. See “Employment Agreements

– Luis de la Aguilera,” “Employment Agreements – Robert Anderson” and “Employment Agreements – Jalal “Jay” Shehadeh.”

U.S. Century Bank has entered into a change in control agreement with Benigno Pazos, who serves as U.S. Century Bank’s Chief Credit Officer, dated August 2, 2019. The agreement provides that, in the event of a change in control (as defined in the agreement), for the remaining term of Mr. Pazos’ employment with U.S. Century Bank, U.S. Century Bank will pay Mr. Pazos a lump sum payment equal to 1.5 times his annual base salary applicable for the one year period prior to the change in control, to be paid within 30 days of the consummation of the change in control.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)

Our audit and risk committee has appointed Crowe LLP, independent registered public accounting firm, to perform the audit of USCB Financial Holdings’ financial statements for the year ending December 31, 2023, and further directed that its selection be submitted for ratification by the shareholders at the Annual Meeting. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of USCB Financial Holdings and our shareholders.

We have been advised by Crowe LLP that neither that firm nor any of its associates has any relationship with USCB Financial Holdings or U.S. Century Bank other than the usual relationship that exists between independent registered public accounting firms and their clients. Crowe LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint Crowe LLP as our independent registered public accounting firm, the audit and risk committee considered whether the provision of services, other than auditing services, by Crowe LLP is compatible with maintaining their independence. Each new engagement of Crowe LLP was approved in advance by the audit and risk committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

The audit and risk committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to USCB Financial Holdings. The audit and risk committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the audit and risk committee’s charter. In its review of these services and related fees and terms, the audit and risk committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The audit and risk committee separately approves other individual engagements as necessary. The chair of the audit and risk committee has been delegated the authority to approve audit-related and non-audit related services in lieu of the full audit and risk committee and presents all such previously-approved engagements to the full audit and risk committee.

Audit Fees

The following table sets forth the aggregate fees paid by us to Crowe LLP for professional services in connection with the audit of USCB Financial Holdings’ consolidated financial statements for the years ended December 31, 2022 and 2021 and the fees paid by us to Crowe LLP for tax services during the years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022	2021
Audit fees(1)	$418,500	$485,000
Audit-related fees	25,000	348,500(2)
Tax fees(3)	48,533	92,863
All other fees	--	--
Total	$492,033	$926,363

                                                                                                                                    ________________________

(1)        Audit fees consist of fees for professional services rendered for the audit of USCB Financial Holdings’ financial statements for fiscal 2022 and 2021, review of financial statements included in USCB Financial Holdings’ quarterly reports and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)         Includes fees paid in connection with U.S. Century Bank’s initial public offering in July 2021.

(3)         Fees paid for tax compliance.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT AND RISK COMMITTEE

The audit and risk committee has reviewed and discussed USCB Financial Holdings’ audited consolidated financial statements with management. The audit and risk committee has discussed with the independent registered public accounting firm the matters required to be discussed in PCAOB Auditing Standard No. 16 (Communications with Audit Committees). The audit and risk committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and risk committee concerning independence and has discussed with the independent accountant their independence. Based on the review and discussions referred to above in this report, the audit and risk committee recommended to the Board of Directors that the audited consolidated financial statements be included in USCB Financial Holdings’ Annual Report on Form 10-K for fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Members of the Audit and Risk Committee

.

Ramon A. Rodriguez, Chair

Ramón Abadin

Maria C. Alonso

Bernardo Fernandez, M.D

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2022 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, which was $19.7 million and in which any of our directors, executive officers or beneficial holders of 5% or more of our voting securities, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions. We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates). Additionally, certain loan transactions are subject to the Regulation O promulgated by the Board of Governors of the Federal Reserve System, which governs certain loans by U.S. Century Bank to our executive officers, directors and principal shareholders.

In addition, the Board of Directors has adopted a written policy governing the approval of related party transactions designed to comply with the applicable requirements of the Exchange Act and The Nasdaq Stock Market concerning related party transactions. Under the terms of our related party transaction policy, a related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years. Related party transactions are transactions in which we participate (whether or not we are a direct party to the transaction), and in which a related party had, has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, beneficial owners of 5% or more of our voting securities and immediate family members of any of the foregoing.

Our related party transaction policy is administered by our audit and risk committee. The policy requires the audit and risk committee to ensure that we maintain an ongoing review process for all related party transactions for potential conflicts of interest and requires that our audit and risk committee pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. Our audit and risk committee considers all relevant facts and circumstances and shall approve or ratify only those transactions that are deemed to be in the best interests of USCB Financial Holdings. Our audit and risk committee takes into account, among other factors it deems appropriate, whether the transaction was undertaken in the ordinary course of business or at arms-length terms, whether the transaction is being initiated by us or the related person, the purpose of the transaction, the potential benefits to us, the approximate dollar value of the transaction, particularly as it relates to the related person, the related person’s interest in the transaction and any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances. Related party transactions entered into, but not approved or ratified as required by our related party transaction policy, will be subject to termination by us, if so directed by our audit and risk committee or the Board of Directors, taking into account all relevant facts and circumstances deemed appropriate and relevant.

Ordinary Banking Relationships. Certain of our executive officers, directors and principal shareholders, as well as their immediate family members and affiliates, are clients of ours or have entered into banking transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services-related transactions. All of our transactions involving loans to related parties were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us. Any loans U.S. Century Bank originates with executive officers, directors or principal shareholders, as well as their immediate family members and affiliates, are approved by the Board of Directors of U.S. Century Bank in accordance with applicable regulatory requirements. As of December 31, 2022, none of our executive officers and directors, nor their immediate families and affiliated companies, were indebted directly or indirectly to us. As of December 31, 2022, no related party loans were categorized as nonaccrual, past due, troubled debt restructurings or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business with our executive officers, directors and principal shareholders, as well as their immediate family members and affiliates.

Arrangements with Certain Investors. In connection with the recapitalization in 2015 of U.S. Century Bank, U.S. Century Bank entered into agreements with each of Patriot Financial Partners ("Patriot") and Priam Capital ("Priam") among others that could be characterized as related party transactions. These agreements included a registration rights agreement (the “Registration Rights Agreement”) entered into among Patriot, Priam, certain other investors and U.S. Century Bank. Additionally, the terms of the investment agreement entered into with Patriot and Priam (the “Investment Agreement”) provided them contractual preemptive rights and additional rights that are summarized below.

Registration Rights Agreement. We entered into a Registration Rights Agreement with each of Patriot and Priam and certain other shareholders, which provides for “demand” registration rights and “piggyback” registration rights. The “demand” registration rights allow one or both of Patriot and Priam to require us to effect a registration on Form S-1 or Form S-3, to the extent we are eligible to register securities on Form S-3, of all or part of their respective common stock or common stock equivalents. This right may be exercised at any time after the fifth anniversary of the date of the Registration Rights Agreement, or February 19, 2020. Each of Patriot and Priam can effect two demand registrations of registration common stock, or four in total. When Patriot or Priam exercises a demand registration right pursuant to the Registration Rights Agreement, it may elect to have us effect such registration by filing a “shelf” registration statement under the Securities Act of 1933, as amended, which would provide for the sale of their registerable securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided that we are eligible to register securities pursuant to Rule 415 under the Securities Act.

The Registration Rights Agreement also provides Patriot and Priam and the other shareholders that are a party to the agreement with “piggyback” registration rights. These piggyback registration rights allow Patriot, Priam and the other shareholders which are parties to the agreement to have their registerable securities included as part of any registration statement we may file other than pursuant to the demand registrations described above. The piggyback registration right is conditioned upon Patriot, Priam and the other shareholders who exercise this right accepting the terms of any underwriting applicable to the offering as agreed upon between us and the underwriters that we select for such offering. In addition, the number of registerable shares that Patriot, Priam and the other shareholders may include in any such public offering is subject to reduction of up to all of their respective registerable shares if the inclusion of such shares in the offering would materially and adversely affect such offering as determined in good faith by the managing underwriter. In connection with the holding company reorganization effected in December 2021, USCB Financial Holdings assumed the obligations of U.S. Century Bank under the Registration Rights Agreement.

Investment Agreement; Matching/Contractual Preemptive Rights and Corporate Governance Rights. Pursuant to the terms of the Investment Agreement, in the event that we make a public or non-public offering of any newly issued equity securities, including our common stock, preferred stock, restricted stock, and any securities or options that are convertible or exchangeable into equity or that include an equity component, subject to specified exceptions (e.g., the grant or exercise of our employee stock options), each of Patriot and Priam shall have the opportunity to acquire such new equity securities from us for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that Patriot and Priam may elect to receive such securities in non-voting form) as such new equity securities are proposed to be offered to others. The amount of new equity securities that each of Patriot and Priam shall have the right to acquire is an amount in the aggregate required to enable Patriot and/or Priam, as applicable, to maintain its proportionate common stock-equivalent ownership interest (with respect to each class of common stock) and its proportionate interest in any other class of equity securities, subject to limitations on such subscription rights in order to ensure that neither Patriot or Priam is deemed to control us under applicable bank regulations or own or control more than one third of our equity. Accordingly, in the event we propose to offer new equity securities, we are required to provide written notice to Patriot and Priam of our intention to conduct such offering, which notice must describe the price (or range of prices), anticipated amount of new equity securities, timing and other terms upon which we propose to offer such new equity securities. Each of Patriot and Priam has 10 business days from receipt to notify us in writing whether it will exercise its subscription rights and the amount of new equity securities it desires to purchase in the offering, up to the maximum amount permitted pursuant to the Investment Agreement. This subscription right of each of Patriot and Priam continues for as long as Patriot and Priam and its respective affiliates, as applicable, beneficially own shares of our common stock that represent 50% or more of the common stock that was purchased by each of Patriot and Priam, as applicable in the recapitalization undertaken in 2015, as adjusted from time to time as a result of changes in our capitalization. Both Patriot and Priam waived their respective subscription rights with respect to the initial public offering conducted in July 2021 by U.S. Century Bank.

In connection with the reorganization into the holding company form of organization, on December 30, 2021, USCB Financial Holdings entered into a side letter agreement (the “Side Letter Agreement”) with Patriot and Priam applying the investor rights that each of Patriot and Priam had pursuant to the Investment Agreement immediately prior to the holding company reorganization to USCB Financial Holdings, in substantially similar form as previously set forth in the Investment Agreement.

The Side Letter Agreement requires USCB Financial Holdings to maintain its Board of Directors within a certain range and requires it to cause one person nominated by each of Patriot and Priam to be elected or appointed to the Board, including filling any vacancy (the “Board Representative”), subject to satisfaction of all legal and governance requirements regarding such Board Representative’s service as a director, with such Board Representative rights to last as long as each of Patriot and Priam, as applicable, beneficially owns shares of USCB Financial Holdings’ common stock representing 50% or more of the common shares purchased by each of Patriot or Priam, as applicable, in the recapitalization conducted in 2015 as adjusted from time to time as a result of changes in capitalization, as well as the power to designate a Board observer to attend meetings in a nonvoting capacity in the event any applicable Board Representative is unable to attend such meetings or if Patriot or Priam does not have a Board Representative on the Board on the date of any meeting. In addition, each director nominated by Patriot or Priam is entitled to serve on up to two committees that are selected by either Patriot or Priam, as applicable, subject to such director satisfying all legal, bank regulatory, securities listing and governance requirements. During the period during which Patriot and/or Priam is entitled to the various corporate governance rights described above, Patriot and Priam have essentially the same rights with respect to U.S. Century Bank consistent with the terms of the Investment Agreement.

The Side Letter Agreement provides each of Patriot and Priam (or affiliate thereof) with matching stock rights for so long as Patriot and Priam, as applicable, beneficially owns shares of USCB Financial Holdings’ common stock representing 50% or more of the common shares purchased by Patriot or Priam, as applicable, in the recapitalization undertaken in 2015, as adjusted from time to time as a result of changes in capitalization. The matching stock rights permit each of Patriot and Priam to purchase new equity securities offered by USCB Financial Holdings for the same price and on the same terms as such securities are proposed to be offered to others, subject to specified exceptions, procedural requirements and compliance with applicable bank regulatory ownership requirements as further described in the Side Letter Agreement. The Side Letter Agreement also provides customary information rights to each of Patriot and Prima as were provided in the Investment Agreement.

Indemnification Agreements. USCB Financial Holdings has entered into indemnification agreements with each of its directors that contractually obligate it to indemnify such persons to the fullest extent permitted under applicable law. These agreements generally require that we indemnify each director if the director is, or is threatened to be made, a party to or a participant in any proceeding, other than a proceeding by or in the right of USCB Financial Holdings to procure a judgment in favor of us or a proceeding by a federal banking agency, if the director acted in good faith and in a manner the director reasonably believed to be in, or not opposed to, our best interests, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that the director’s conduct was unlawful. Each director is further required to be indemnified for all expenses reasonably incurred by the director or on behalf of the director if the director is, or is threatened to be made, a party to or a participant in any proceeding by or in the right of USCB Financial Holdings to procure a judgment in our favor, provided that the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. Notwithstanding the foregoing, no indemnification is available to a director in respect of any claim, issue or matter as to which the director is finally adjudged by a court to be liable to us, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnification for such expenses. The indemnification agreements also generally provide for indemnification of expenses in connection with certain specific scenarios, including proceedings by federal banking regulators, subject to certain customary exclusions. The indemnification agreements also obligate us to advance expenses to a director, subject to the director’s obligation to repay the advance if and to the extent it is determined that the director is not entitled to be indemnified by us.

Loan Purchases. In 2022, U.S. Century Bank purchased a $8.4 million loan sourced through Auxilior Capital Partners, Inc. (“Auxilior”) for which Auxilior received a fee in 2022 from U.S. Century Bank of $563,813. U.S. Century Bank is amortizing the $563,813 origination fee for the loan over the contractual life of the loan. One of Auxilior’s major shareholders is Patriot. Mr. W. Kirk Wycoff, one of our directors, is the Chairman of the Board of Directors of Auxilior and is a Managing Partner of Patriot, a significant shareholder of USCB Financial Holdings.

In addition to the foregoing, during 2022 U.S. Century Bank participated in seven loans originated by another insured financial institution. U.S. Century Bank’s aggregate interest in the seven loan participations totaled $34.4 million. Mr. Wycoff, one of our directors, is also a director of the other insured financial institution and Patriot, of which he is a Managing Partner, is a significant shareholder of the parent holding company of the other financial institution. In connection with the funding of the loan participations, U.S. Century Bank paid fees to the other financial institution totaling approximately $344,465 which represented 1% of the principal amount of the aggregate principal amount of the loan participations purchased by U.S. Century Bank. While the fees were paid to the other financial institution, such fees represented U.S. Century Bank’s portion of the broker fee due the broker of the loans.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO REVISE CLASS B NON-VOTING COMMON STOCK CONVERSION FACTOR (Proposal Three)

Our Board of Directors has unanimously approved and recommends to the shareholders of USCB Financial Holdings an amendment to Paragraph A of Article III of USCB Financial Holdings’ Articles of Incorporation to change the conversion factor as it applies to the conversion of shares of Class B non-voting common stock (referred to as the Class B Common Stock) to shares of Class A Common Stock. In 2015, U.S. Century bank underwent a recapitalization transaction pursuant to which, among other things, shares of both Class A Common Stock and Class B Common Stock were issued. Under the terms of the Articles of Incorporation of U.S. Century Bank, shares of Class B Common Stock, if converted to Class A Common Stock, would be converted in accordance with a conversion factor. Initially, the conversion factor was one-for-one. In connection with U.S. Century Bank’s initial public offering conducted in July 2021, U.S. Century Bank effected a 1-for-5 reverse stock split (referred to hereinafter as the reverse stock split) of the Bank’s Class A Common Stock. As a result of the reverse stock split, U.S. Century Bank’s Articles of Incorporation provided that each share of Class B Common Stock was convertible to 0.2 of a share of U.S. Century Bank’s Class A Common Stock. Likewise, to the extent U.S. Century Bank paid any dividends on the Class A Common Stock and the Class B Common Stock (if dividends were paid, they had to be paid on both classes), the dividends that would be paid on the Class B Common Stock would apply the 0.2 conversion factor. The 0.2 conversion factor applicable to the Bank’s Class B Common Stock was retained when U.S. Century Bank effected its holding company reorganization in late December 2021 in order to both maintain the then appropriate parity between the Bank’s Class A Common Stock and the Class B Common Stock since the Class B Common Stock had not been subject to the 1-for-5 reverse stock split and to allow the holding company reorganization to constitute an exempt transaction under the applicable rules and regulations of the Securities and Exchange Commission and the Securities Act of 1933, as amended.

Immediately prior to the completion of the holding company reorganization, the holders of all the issued and outstanding shares of U.S. Century Bank’s Class B Common Stock exchanged such shares for shares of Class A Common Stock applying the 0.2 conversion factor. As a result of the exchange of all the Class B Common Stock for Class A Common Stock, no Class B Common Stock remained issued and outstanding as of the completion of the holding company reorganization.

In light of the foregoing and in order to provide potential future issuances of Class B Common Stock with the appropriate parity with Class A Common Stock, the Board believes amending Paragraph A to Article III to provide that Class B Common Stock will convert to Class A Common Stock on a one-for-one basis and receive dividends on the same basis as the Class A Common Stock is appropriate since there are no outstanding shares of Class B Common Stock and any future issuances of shares of Class B Common Stock will be based on current valuations and do not need to take into the account the previously effected 1-for-5 reverse stock split. The Board of Directors believes amending the Articles of Incorporation to revise the conversion factor to a one-for-one basis, as it was before the 1-for-5 reverse stock split of the Class A Common Stock is appropriate since all the previously issued and outstanding Class B Common Stock of the Bank was exchanged for Class A Common Stock of U.S. Century Bank utilizing the 0.2 conversion factor just prior to the completion of the holding company reorganization.

Should the Board of Directors determine to issue shares of Class B Common Stock in the future, either in connection with any additional issuance or as a result of an exchange of Class A Common Stock for shares of Class B Common Stock, the Board of Directors believes it as appropriate that the potential future conversion of such new shares of Class B Common Stock should be on a one-for-one basis. In addition, USCB Financial Holdings has two large shareholders who each own approximately 22.9% of the issued and outstanding shares of Class A Common Stock and thus, due to share repurchases that may be effected by USCB Financial Holdings or as a result of regulatory requirements applicable to such shareholders under state and federal banking rules and regulations, may need or desire to exchange shares of Class A Common Stock for shares of Class B Common Stock. Such shares of Class B Common Stock, if converted subsequently by sale to non-affiliates, should not be penalized by the conversion factor which would be the case if the conversion factor remained at 0.2. Likewise, the holders of the Class B Common Stock would be penalized upon the payment of dividends if the conversion factor is not amended since dividends are paid on shares of Class B Common Stock using the conversion factor in accordance with the Articles of Incorporation.

A copy of the complete text of the proposed amendment to Paragraph A of Article III is attached to this proxy statement as Appendix A. If this proposal is approved, the amendment to the Articles of Incorporation will be filed with the Florida Department of State and will be effective upon filing.

The affirmative vote of a majority of all votes entitled to be cast is required to amend the USCB Financial Holdings’ Articles of Incorporation to amend Paragraph A of Article III as discussed above.

THE BOARD OF DIRECTORs rECOMMENDS THAT you VOTE FOR THE PROPOSED aMENDMENT TO THE ARTICLES OF INCORPORATION.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of Class A Common Stock as of April 6, 2023 (unless otherwise indicated), for:

●	each person or group known by us to beneficially owns more than 5% of outstanding shares of Class A Common Stock;
●	each of our named executive officer and each director; and
●	all of our current executive officers and directors as a group.

As of the date set forth above, we had 19,622,380 shares of Class A Common Stock outstanding.

We have determined beneficial ownership in accordance with the rules of the Exchange Act. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person's name. All information related to the shareholders owning 5% or more of our common stock is based solely upon information furnished to us by such shareholders.

Unless otherwise indicated in the table below, the address for each beneficial owner is c/o USCB Financial Holdings, Inc., 2301 N.W. 87th Avenue, Doral, Florida 33172.

	Shares of Class A Common Stock Beneficially Owned
	Number	Percentage(1)
Name and Address of Beneficial Owner 5% or Greater Shareholders:
Entities Affiliated with Patriot Financial Partners II, L.P.(2) Four Radnor Corporate Center 100 Matsonford Road, Suite 210 Radnor, PA 19087	4,485,909	22.9%

Priam Capital Fund II, LP(3) 745 Fifth Ave, Suite 1702 New York, NY 10151	4,485,909	22.9%

Named Executive Officers and Directors:
Luis de la Aguilera(4)	214,411	1.1
Maria C. Alonso(5)	9,157	*
Robert Anderson(6)	62,051	*
Robert E. Kafafian(7)	13,157	*
Aida Levitan, Ph.D., APR(8)	28,968	*
Ramón Abadin(9)	21,752	*
Howard P. Feinglass(10)	4,503,723	22.9
Bernardo Fernandez, M.D.(11)	10,000	*
Benigno Pazos(12)	80,920	*
Ramon A. Rodriguez(13)	5,000	*
Jalal “Jay” Shehadeh(14)	68,624	*
W. Kirk Wycoff(15)	4,497,409	22.9

Directors and Executive Officers as a Group (16 Persons)(16)	9,663,002	48.1%

______________________________

* Represents less than 1%.

(1)          Each beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

(2)          Patriot Financial Partners II, L.P. (“Patriot Funds II”) has shared voting and dipositive power over 3,398,637 shares of our Class A Common Stock issued and outstanding and Patriot Financial Partners Parallel II, L.P. (together with Patriot Funds II, the “Patriot Funds”) has shared voting and dispositive power over 1,087,272 shares of our Class A Common Stock issued and outstanding. The Patriot Funds’ voting and dispositive power is shared with the partners of Patriot Financial Partners, L.P., W. Kirk Wycoff, and James Lynch. W. Kirk Wycoff, who serves as a managing partner of Patriot Financial Partners, L.P., serves on our Board.

(3)          Priam Capital Associates, LLC is the general partner of Priam Capital Fund II, L.P. (“Priam Capital II”) and Howard Feinglass is the managing member of Priam Capital Associates, LLC. By virtue of such relationships, Priam Capital Associates, LLC and Mr. Feinglass may be deemed to have voting and dispositive power over 4,485,909 shares of our Class A Common Stock issued and outstanding and as a result may be deemed to have beneficial ownership of such securities. Mr. Feinglass serves on our Board.

(4)          Includes options to purchase 133,333 shares of Class A Common Stock exercisable within 60 days and 23,678 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the date of grant, which was March 8, 2023, over which Mr. Aguilera has voting power.

(5)          Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days and 3,157 shares of restricted stock which vest on December 31, 2023, over which Ms. Alonso has voting power.

(6)          Includes options to purchase 40,000 shares of Class A Common Stock exercisable within 60 days and 8,051 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the date of grant, which was March 8, 2023, over which Mr. Anderson has voting power.

(7)          Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days and 3,157 shares of restricted stock which vest on December 31, 2023, over which Mr. Kafafian has voting power.

(Footnotes continued on following page)

______________________________

(8)          Includes options to purchase 14,000 shares of Class A Common Stock exercisable within 60 days. In addition, Ms. Levitan may be deemed to have beneficial ownership of 14,968 shares of Class A Common Stock owned by The Second Restatement of the Aida T. Levitan Living Trust u/t/d December 20, 2012.

(9)          Includes options to purchase 9,000 shares of Class A Common Stock exercisable within 60 days and 3,552 shares of restricted stock which vest on December 31, 2023, over which Mr. Abadin has voting power.

(10)        Includes 4,485,909 shares of Class A Common Stock held by Priam Capital II. See footnote (3) above. Mr. Feinglass disclaims beneficial ownership of these shares owned by Priam Capital II, other than to the extent of any pecuniary interest he may have therein. Also includes options to purchase 11,500 shares of Class A Common Stock exercisable within 60 days held in his individual capacity and 6,314 shares of restricted stock which vest on December 31, 2023, over which Mr. Feinglass has voting power.

(11)        Includes 1,000 shares held jointly with Dr. Fernandez’s spouse and options to purchase 9,000 shares of Class A Common Stock exercisable within 60 days.

(12)        Includes options to purchase 60,000 shares of Class A Common Stock exercisable within 60 days and 5,920 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the date of grant, which was March 8, 2023, over which Mr. Pazos has voting power.

(13)        Includes options to purchase 5,000 shares of Class A Common Stock exercisable within 60 days.

(14)        Includes options to purchase 48,000 shares of Class A Common Stock exercisable within 60 days and 5,624 shares of restricted stock which vest at a rate of one-third per year commencing on the first anniversary of the date of grant, which was March 8, 2023, over which Mr. Shehadeh has voting power.

(15)        Includes 4,485,909 shares of Class A Common Stock held by the Patriot Funds. See footnote (2) above. Mr. Wycoff disclaims beneficial ownership of these shares owned by the Patriot Funds, other than to the extent of any pecuniary interest he may have therein. Also includes options to purchase 11,500 shares of Class A Common Stock exercisable within 60 days held in his individual capacity.

(16)        Includes options to purchase 446,665 shares of Class A Common Stock exercisable within 60 days and 81,231 shares of restricted stock over which the recipients hold voting power.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of USCB Financial Holdings’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2022, all of our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) with the exception of Mr. Kafafian who was late reporting two transactions on Form 4.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of USCB Financial Holdings relating to the next annual meeting of shareholders, which is expected to be held in May 2024 must be received at our principal executive offices located at 2301 N.W. 87th Avenue, Doral, Florida 33172, Attention: Jalal “Jay” Shehadeh, Corporate Secretary, no later than December 17, 2023. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder Nominations. Our Bylaws provide that nominations, other than those made by the Board of USCB Financial Holdings, shall be made in writing and shall be delivered or mailed to the President of USCB Financial Holdings not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, that if less than 21 days’ notice of the meeting is given to shareholders making the nomination, such nomination shall be mailed or delivered to the President of USCB Financial Holdings not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Each written notice of a shareholder nomination is required to set forth certain information specified in Section 1.3(b) of USCB Financial Holdings’ Bylaws. We have not received any shareholder nominations with respect to this Annual Meeting.

Other Shareholder Communications. Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of USCB Financial Holdings, Inc., c/o Jalal “Jay” Shehadeh, Corporate Secretary, 2301 N.W. 87th Avenue, Doral, Florida 33172.

ANNUAL REPORTS

A copy of our Annual Report to Shareholders for the year ended December 31, 2022 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder without charge a copy of our Annual Report on Form 10-K (without exhibits) for fiscal 2022 required to be filed with the Securities and Exchange Commission. In addition, upon written request, we will furnish copies of the exhibits to the Annual Report on Form 10-K for a fee that covers our reasonable expenses in furnishing such exhibits. Such written requests should be directed to Jalal “Jay” Shehadeh, Corporate Secretary, USCB Financial Holdings, 2301 N.W. 87th Avenue, Doral, Florida 33172. The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by USCB Financial Holdings. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

APPENDIX A

PROPOSED AMENDMENT TO PARAGRAPH A OF ARTICLE III

OF THE

ARTICLES OF INCORPORATION OF USCB FINANCIAL HOLDINGS, INC.

Assuming approval of Proposal 2, existing Paragraph A of Article III of the USCB Financial Holdings, Inc.’s Articles of Incorporation would be replaced in its entirety by the following language:

A.         Common Stock

The Common Stock shall consist of two classes of stock: (1) 45,000,000 shares of Class A Voting Common Stock, par value $1.00 per share (the "Voting Common Stock") and (ii) 8,000,000 shares of Class B Non-Voting Common Stock, par value $1.00 per share (the "Non-Voting Common Stock").

Unless otherwise indicated, references to "sections" or "subsections" in this Paragraph A of this Article III refer to sections and subsections of this Paragraph A of this Article III.

1.         General

(a)         The dividend, liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any classes or series of Preferred Stock. Except as set forth below, all shares of Common Stock (whether Voting Common Stock or Non-Voting Common Stock) will be identical and will entitle the holders thereof to the same rights and privileges.

(b)       Definitions. For purposes of this Paragraph A of this Article III, the following terms shall have the meanings indicated:

(i)          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, including as such term is defined in Section 2(k) of the federal Bank Holding Company Act of 1956, as amended. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(ii)         "Beneficially own," "beneficial owner" and "beneficial ownership" and similar terms are defined in Rules 13d-3 and 13d-5 of the Exchange Act.

(iii)        "Business Day" means any day other than a Saturday or Sunday, a day on which, in the County of Miami-Dade, State of Florida, banking institutions generally are authorized or obligated by law or executive order to be closed.

(iv)        "Conversion Agent" means the Transfer Agent acting in its capacity as conversion agent for the shares of the Non-Voting Common Stock, and its successors and assigns.

(v)         "Conversion Date" means, with respect to any given share of Non-Voting Common Stock, the date on which such share of Non-Voting Common Stock has been converted pursuant to Section 3(c)(i).

(vi)        "Converted Stock Equivalent Amount" means, for each share of Non-Voting Common Stock, one1 share of Voting Common Stock; provided that if, after issuance of any Non-Voting Common Stock, the Corporation subdivides or splits its outstanding shares of Voting Common Stock, including by way of a dividend or distribution of Voting Common Stock, or combines its outstanding shares of Voting Common Stock into a lesser number of shares, the "Converted Stock Equivalent Amount" with respect to such issued and outstanding shares of Non-Voting Common Stock shall be proportionately adjusted as if such action applied to the shares of Voting Common Stock represented by the Converted Stock Equivalent Amount.

(vii)       "DTC" shall have the meaning set forth in Section 3(c)(ii).

(viii)      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(ix)        "Holder" means the Person in whose name shares of the Voting Common Stock or the Non-Voting Common Stock, as the case may be, are registered, who may be treated by the Corporation, Transfer Agent, registrar, paying agent and Conversion Agent as the absolute owner of such stock for all purposes.

(x)         "Liquidation Event" means any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.

(xi)        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(xii)       "Senior Stock" means any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Voting Common Stock and the Non-Voting Common Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding-up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

(xiii)      "Transfer" means any sale, transfer, assignment or other disposition (including by merger, reorganization, operation of law or otherwise).

(xiv)      "Transfer Agent" means initially the Corporation acting as transfer agent, registrar, paying agent and Conversion Agent and its successors and assigns and thereafter any Person appointed by the Corporation as Transfer Agent.

(xv)       "Transfer Certification" shall have the meaning set forth in Section 3(c)(ii).

(xvi)      "Voting Group" has the meaning set forth in Section 607.01401(78), Florida Statutes Business Corporation Act.

________________________________

1        The amendment changes the conversion factor from 0.2 to one.

(xvii)    "Voting Securities" means capital stock of the Corporation that is then entitled to vote generally in the election of directors of the Corporation.

2.         Voting Common Stock

(a)         Voting Rights. The Holders of record of the Voting Common Stock are entitled to one (1) vote per share on all matters to be voted on by the Corporation's shareholders; provided, that, except as otherwise required by law, Holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to any provision of these Articles of Incorporation that relates solely to the terms of one or more outstanding classes or series of Preferred Stock or the Non-Voting Common Stock if these Articles of Incorporation provide that only the holders of one or more classes or series of stock of the Corporation not including the Voting Common Stock are entitled to vote thereon.

(b)       Dividends. Dividends may be declared and paid on the Voting Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation (the "Board of Directors") in its sole discretion, subject to applicable provisions of Federal and Florida law and of these Articles of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Non-Voting Common Stock and any shares of Preferred Stock authorized, issued and outstanding hereunder.

(c)         Liquidation Rights.

(i)         Liquidation. In the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and after any payment of the prior preferences and other rights of any Senior Stock shall have been made or irrevocably set apart for payment, the assets of the Corporation legally remaining available for distribution to the Corporation's shareholders shall be distributed pro rata among (A) the Holders of Voting Common Stock, (B) the Holders of Non-Voting Common Stock (with each such Holder of Non-Voting Common Stock being treated for this purpose as holding the number of whole shares of Common Stock equal to the product of the Converted Stock Equivalent Amount and the number of such shares of Non-Voting Common Stock immediately prior to such Liquidation Event), and (C) the Holders of any other securities of the Corporation having the right to participate in such distributions upon the occurrence of a Liquidation Event, in accordance with the respective terms thereof.

(ii)         Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 2(c), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

3.         Non-Voting Common Stock

(a)         Dividends.

(i)          General. Each share of Non-Voting Common Stock shall be entitled to receive, if, as and when declared by the Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, dividends or distributions of the same amount, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of Voting Common Stock equal to the Converted Stock Equivalent Amount (rounding any fractional shares resulting from such computation to the nearest whole number), such that no share of Voting Common Stock shall receive a dividend or distribution unless equivalent dividends or distributions (as described above) are also made with respect to each share of Non-Voting Common Stock, taking into account any adjustment to the Converted Stock Equivalent Amount as provided herein; provided, that the foregoing shall not apply to any dividend or distribution payable in Voting Common Stock that results in an adjustment in the Converted Stock Equivalent Amount, as set forth in Section 1(b)(vi) in the definition of "Converted Stock Equivalent Amount." The Corporation shall not declare a dividend or distribution on the shares of the Voting Common Stock unless a dividend or distribution (as described above) is also declared on the shares of Non-Voting Common Stock in accordance with this Section 3(a)(i). Notwithstanding anything set forth in this Section 3(a)(i), if any dividend or distribution is payable in rights or warrants to subscribe for Voting Common Stock or purchase Voting Common Stock pursuant to a conversion feature in a debt or equity security, the corresponding dividend or distribution payable on the Non-Voting Common Stock shall consist of an identical right or warrant, except that such right or warrant shall be a right or warrant to subscribe for a number of shares of Non-Voting Common Stock equal to the number of shares of Voting Common Stock that would otherwise be subject to such right or warrant. The Non-Voting Common Stock shall have no fixed dividend rate. Each declared dividend or distribution shall be payable to the Holders of record of Non-Voting Common Stock at the same time as dividends or distributions are payable to the Holders of record of Voting Common Stock. The record dates for dividends or distributions to the Holders of Non-Voting Common Stock shall be the same as the record dates for the Voting Common Stock, and vice-versa. The Corporation shall not declare or pay a dividend or distribution to the Holders of the Non-Voting Common Stock other than as expressly provided in this Section 3(a)(i).

(ii)       Priority of Dividends. The Non-Voting Common Stock shall rank junior with regard to dividends to the Senior Stock. The Non-Voting Common Stock shall have the same priority, with regard to dividends, as the Voting Common Stock.

(b)         Liquidation Rights.

(i)          Liquidation. In the event of a Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and after any payment of the prior preferences and other rights of any Senior Stock shall have been made or irrevocably set apart for payment, the assets of the Corporation legally remaining available for distribution to the Corporation's shareholders shall be distributed pro rata among (A) the Holders of Voting Common Stock, (B) the Holders of Non-Voting Common Stock (with each such Holder of Non-Voting Common Stock being treated for this purpose as holding the number of whole shares of Common Stock equal to the product of the Converted Stock Equivalent Amount and the number of such shares of Non-Voting Common Stock immediately prior to such Liquidation Event), and (C) the Holders of any other securities of the Corporation having the right to participate in such distributions upon the occurrence of a Liquidation Event, in accordance with the respective terms thereof.

(ii)         Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 3(b), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

(c)         Transfers and Conversion.

(i)         Transfers; Conversion Upon Certain Transfers. The Non-Voting Common Stock may be Transferred only: (A) to an Affiliate of the Holder of Non-Voting Common Stock or to the Corporation; (B) pursuant to a widespread public distribution of Common Stock (including a transfer to an underwriter for the purpose of conducting a widespread public distribution or pursuant to Rule 144 under the Securities Act of 1933, as amended); (C) if no transferee (or group of associated transferees) would receive 2% or more of any class of Voting Securities or (D) to a transferee that would control more than 50% of the Voting Securities without any transfer from the transferor.

Each share of Non-Voting Common Stock shall automatically convert into a number of shares of Voting Common Stock equal to the Converted Stock Equivalent Amount immediately following a Transfer of the type described in clauses (B), (C) or (D) of this Section 3(c)(i). Each certificate representing shares of Non-Voting Common Stock in respect of which a conversion has occurred in accordance with this Section 3(c)(i) shall be deemed to represent the number of shares of Voting Common Stock into which such shares of Non-Voting Common Stock have so converted.

(ii)         Transfer Procedures. Upon the physical surrender to the Corporation (or, if the Transfer Agent is not the Corporation, the Transfer Agent) of the certificate representing shares of Non-Voting Common Stock converted pursuant to Section 3(c)(i) above, together with a written certification to the effect that such shares are being Transferred in accordance with clauses (B), (C) or (D) of Section 3(c)(i) above (a "Transfer Certification"), the Corporation will, or will cause the Transfer Agent to, issue and deliver a new certificate, registered as the Holder of Non-Voting Common Stock making the transfer may request, representing the aggregate number of shares of Voting Common Stock issued upon conversion of the shares of Non-Voting Common Stock being Transferred (provided that, if the transfer agent for the Common Stock is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and the transferee is eligible to receive shares through DTC, the Transfer Agent shall instead credit such number of full Voting Common Stock to such transferee's balance account with DTC through its Deposit/Withdrawal at Custodian system). In the event that less than all of the shares of Non-Voting Common Stock represented by a certificate are Transferred pursuant to clauses (B), (C) or (D) of Section 3(c)(i) above, the Corporation shall promptly issue a new certificate registered in the name of the transferor Holder of Non-Voting Common Stock representing such remaining shares of Non-Voting Common Stock not subject to such Transfer.

(iii)      No Responsibility of the Corporation. In connection with any Transfer or conversion of any shares of Non-Voting Common Stock pursuant to or as permitted by Section 3(c)(i):

    (A)         The Corporation shall be under no obligation to make any investigation of facts.

   (B)      Except as otherwise required by law, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith in connection with the registration of any such Transfer or the issuance of shares of Voting Common Stock in connection with any such conversion.

(iv)        Legend. Every certificate representing shares of Non-Voting Common Stock shall bear a legend on the face thereof providing as follows:

"THE SHARES OF NON-VOTING COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO PROVISIONS WITH RESPECT TO, INCLUDING RESTRICTIONS ON PERMITTED SALE, ASSIGNMENT OR OTHER TRANSFER SET FORTH IN ARTICLE III, PARAGRAPH A, SECTION 3(C)(I), AND ARTICLE X, OF THE CORPORATION'S ARTICLES OF INCORPORATION, INCLUDING A PROVISION PROVIDING FOR AUTOMATIC CONVERSION OF SHARES OF NON-VOTING COMMON

STOCK INTO SHARES OF VOTING COMMON STOCK UPON CERTAIN SALES, ASSIGNMENTS OR OTHER TRANSFERS OF THE SHARES."

(v)       No Effect on Other Obligations. Nothing contained in this Section 3(c) shall be deemed to eliminate or otherwise modify any other requirements applicable to Transfers under these Articles of Incorporation or applicable law.

(vi)        Conversion Date. Effective immediately prior to the close of business on the Conversion Date, dividends shall no longer be declared on any such converted shares of Non-Voting Common Stock, and such shares of Non-Voting Common Stock shall represent only the right to receive shares of Voting Common Stock issuable upon conversion of such shares; provided, that Holders of Non-Voting Common Stock shall have the right to receive any declared and unpaid dividends as of the Conversion Date on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof.

(vii)       Record Holder as of Conversion Date. The Person or Persons entitled to receive shares of Voting Common Stock issuable upon conversion of Non-Voting Common Stock on any applicable Conversion Date shall be treated for all purposes as the record Holder(s) of such shares of Voting Common Stock immediately upon Conversion in accordance with Section 3(c)(i).

(d)         Voting Rights.

(i)        General. The Holders of Non-Voting Common Stock shall be entitled to notice of and attendance at all shareholder meetings at which Holders of shares of Voting Common Stock shall be entitled to vote; provided, that notwithstanding any such notice, except as required by applicable law or as expressly set forth herein, the Holders of Non-Voting Common Stock shall not be entitled to vote on any matter presented to the shareholders of the Corporation for their action or consideration, including the election of directors of the Corporation.

(ii)          Protective Consent Rights. In addition to any approval rights that may be required by applicable law, the consent of the Holders of Non-Voting Common Stock representing a majority of the number of shares of Non-Voting Common Stock then issued and outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (A) amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that significantly and adversely affects the rights, preferences or terms of the Non-Voting Common Stock contained herein in a manner that is different from the effect of such amendment, alteration or repeal on the Voting Common Stock or (B) liquidate, dissolve or wind‐up the business and affairs of the Corporation.

(iii)        Action by Written Consent. Any action, including any vote required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, that requires a separate vote of the Holders of Non-Voting Common Stock voting as a Voting Group, may be adopted or taken by such Holders without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so adopted or taken, are signed by Holders of Non-Voting Common Stock having not less than the minimum number of votes that would be required to adopt or take such action at a meeting at which all shares of Non-Voting Common Stock entitled to vote thereon were present and voted, and is delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

(e)         Subdivision; Stock Splits; Combinations. The Corporation shall not at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of

Non-Voting Common Stock into a greater number of shares, or combine (by combination, reverse stock split or otherwise) its outstanding shares of Non-Voting Common Stock into a smaller number of shares.

(f)         Reclassification, Consolidation, Merger or Sale. In the event of any merger, consolidation, share exchange, reclassification or other similar transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, based upon the Converted Stock Equivalent Amount immediately prior to such transaction; provided that at the election of such Holder of Non-Voting Common Stock, any securities issued with respect to the Non-Voting Common Stock shall be non-voting securities under the resulting corporation's organizational documents and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the Holders of at least a majority of the Non-Voting Common Stock then outstanding) and take such actions necessary to ensure that Holders of the Non-Voting Common Stock shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Stock. Subject to the foregoing, in the event the Holders of Voting Common Stock are provided the right to convert or exchange Voting Common Stock for stock or securities, cash and/or any other property, then the Holders of the Non-Voting Common Stock shall be provided the same right based upon the Converted Stock Equivalent Amount immediately prior to such transaction. In the event that the Corporation offers to repurchase shares of Voting Common Stock from its shareholders generally, the Corporation shall offer to repurchase Non-Voting Common Stock pro rata based upon the Converted Stock Equivalent Amount of such Holders of Non-Voting Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Stock, the Corporation shall provide the Holders of the Non-Voting Common Stock the right to participate based upon the Converted Stock Equivalent Amount immediately prior to such offering; provided that at the election of such Holder, any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.

(g)        Unissued or Reacquired Shares. Shares of Non-Voting Common Stock that have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall, upon the taking of any action required by law, automatically revert to authorized but unissued shares of Non-Voting Common Stock.

(h)         Reservation of Voting Common Stock.

(i)          Sufficient Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Voting Common Stock or shares of Voting Common Stock acquired by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock as provided in this Article III, Paragraph A, Section 3, free from any preemptive or other similar rights, such number of shares of Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Non-Voting Common Stock then outstanding.

(ii)          Free and Clear Delivery. All shares of Voting Common Stock delivered upon conversion of the shares of Non-Voting Common Stock, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders thereof).

(iii)        Compliance with Law. Prior to the delivery of any Voting Common Stock that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(i)        Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, registrar and paying agent, as applicable, for the Common Stock shall initially be the Corporation. The Corporation may appoint a successor Transfer Agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment, the Corporation shall send notice thereof to the Holders of Common Stock.

(j)         Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder's expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace any certificate that becomes destroyed, stolen or lost, at the Holder's expense, upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent or the Corporation.

(k)         No Closing of Books; Cooperation. The Corporation shall not close its books against the Transfer of shares of Non-Voting Common Stock or of shares of Voting Common Stock issued or issuable upon conversion of Non-Voting Common Stock in any manner which interferes with the timely conversion of Non-Voting Common Stock. The Corporation shall assist and cooperate with any Holder of Non-Voting Common Stock required to make any governmental filings or obtain any governmental approval or non-objection prior to or in connection with any conversion of Non-Voting Common Stock hereunder (including, without limitation, making any governmental filings required to be made by the Corporation), but the Corporation shall not be obligated to reimburse any such Holder for expenses incurred in connection therewith.

(l)         Taxes.

(i)         Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Non-Voting Common Stock or Voting Common Stock issued on account of Non-Voting Common Stock pursuant hereto or certificates representing such shares; provided, that the Corporation shall not be required to pay any such tax that may be payable in respect of any Transfer involved in the issuance or delivery of shares in a name other than that in which the shares of Non-Voting Common Stock involved were registered, or in respect of any payment to any Person other than a payment to the registered Holder thereof, and shall not be required to make any such issuance or delivery unless and until it is satisfied that any such tax for which the Corporation is not responsible has been or will be paid.

(ii)         Withholding. All payments and distributions (or deemed distributions) on the shares of Non-Voting Common Stock (and on the shares of Voting Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders thereof.

USCB FINANCIAL HOLDINGS VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/USCB** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all of the nominees for directors listed below and FOR Proposals 2 and 3.

1. Election of Directors: NOMINEES for a one-year term expiring in 2024:

	For	Withhold		For	Withhold		For	Withhold
01 - Ramón Abadin	☐	☐	02 - Luis de la Aguilera	☐	☐	03 - Maria C. Alonso	☐	☐
04 - Howard P. Feinglass	☐	☐	05 - Bernardo Fernandez, M.D.	☐	☐	06 - Robert E. Kafafian	☐	☐
07 - Aida Levitan, Ph.D.	☐	☐	08 - Ramon A. Rodriguez	☐	☐	09 - W. Kirk Wycoff	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

9 2 A V

03S21D

Monday, May 22, 2023, at 10:00 a.m. Eastern Time virtually via the Internet at https://meetnow.global/MZM4U2L

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/USCB**

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/USCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

USCB Financial Holdings, Inc.

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Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — MAY 22, 2023

Luis de la Aguilera and Kirk Wycoff, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the shareholder named on the reverse side, with all the powers which the shareholder named on the reverse side would possess if personally present, at the Annual Meeting of Shareholders of USCB Financial Holdings, Inc., to be held on May 22, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees for director listed on the reverse side and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

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